United States

Securities and Exchange Commission

Washington, D.C. 20549

Schedule 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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CABOT OIL & GAS CORPORATION

2020 was a year like no other.

2021 Proxy Statement

Dear Cabot Oil & Gas shareholders and stakeholders,

“A Year Like No Other” suggests the many negative aspects of 2020, but when you look more closely, 2020 was a good year in many respects. There was, of course, plenty to be concerned about, but there was also reason to be hopeful: consider the unprecedented cooperation leading to the fastest development of vaccines in human history, and the coming together of caring people to address important social justice needs and troubling threats to our democracy and global relations.

Less heralded was the ongoing cooperation among energy leaders to manage growing energy demand while addressing a growing population’s impact on our climate and scarce natural resources. Consider just a few examples of Cabot’s leadership in this space:

•	% of our production comprised of coal, oil, tar sands or liquids: ZERO
•	% of our production flared: ZERO
•	Process emissions: ZERO
•	% of flow back water discharged or injected: ZERO
•	% of wells not disclosing hydraulic fracturing fluids used: ZERO
•	% proved reserved in countries with worst—or even bad—corruption rankings: ZERO
•	# of hydrocarbon spills: ZERO
•	% of reserves on or near protected lands or species: ZERO
•	% of reserves on or near areas of conflict or indigenous peoples’ lands: ZERO
•	% of fresh water withdrawn from high water stress areas: ZERO

Our financial prudence parallels our environmental leadership. We believe this means that as standards for clean energy rise, we won’t just survive, we’ll thrive. You can read more about our environmental leadership and our people’s heroic performance in 2020 in our Sustainability Accounting Standards Board-aligned sustainability report and our annual report.

We also encourage you to read in this proxy statement about the items on which we ask for your voting support. In particular, as you consider your vote on our executive compensation, I hope you will note that we have heard your concerns about negative shareholder returns in our industry and have modified our primary executive performance share award to contain a downward adjustment if above target payouts are indicated but our absolute TSR for the period was negative.

As one member of a talented, diverse board that oversees an exceptional and extremely efficient management team, I am unabashedly proud of what we accomplished this year, how we accomplished it, and how we are positioned to build on it going forward. Thank you for your trust, which we work to earn every day.

Sincerely,

Dan O. Dinges

Chairman, President and Chief Executive Officer

March 12, 2021

April 29, 2021 8:00 a.m., Central Time 840 Gessner Road, Suite 1400, Houston, Texas 77024	NOTICE of Annual Meeting of Shareholders

Purpose of the Meeting:

1.	To elect each of the eight persons named in the attached Proxy Statement to the Board of Directors of the Company for a one-year term.
2.	To ratify the appointment of the firm PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for its 2021 fiscal year.
3.	To approve, by non-binding advisory vote, the compensation of our named executive officers.
4.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Each of these items is fully described in the attached Proxy Statement, which is made a part of this Notice.

Record Date Only holders of record of our common stock on March 3, 2021 will be entitled to notice of and to vote at the Annual Meeting.	March 12, 2021 By Order of the Board of Directors, Deidre L. Shearer Vice President, Administration and Corporate Secretary

Voting Procedures:

Please vote your shares as promptly as possible, even if you plan to attend the Annual Meeting, by one of the following methods:

INTERNET Use the instructions on the proxy card or voting instruction form	BY MAIL Complete and return the enclosed proxy card or voting instruction form in the postage-paid envelope provided

BY TELEPHONE Use the instructions on the proxy card or voting instruction form	IN PERSON You may also vote in person if you attend the Annual Meeting

If you plan to attend the Annual Meeting:

•	Registered stockholders will be asked to present a valid government-issued photo identification. If your shares are held in the name of your broker, bank or other nominee, you must bring to the meeting a valid government-issued photo identification and an account statement or letter (and a legal proxy if you wish to vote your shares) from the nominee indicating that you beneficially owned the shares on the record date for voting.
•	We ask that you follow recommended guidance, mandates and applicable executive orders from federal and state authorities regarding COVID-19. We will require all attendees to comply with the Company’s policies in place at the time of the meeting including but not limited to a temperature check, completing a health check questionnaire, wearing a mask and maintaining six-foot social distance. If you are not feeling well, have had close contact (defined as being within six feet for 15 minutes or more without facial covering) with someone who has tested positive for COVID-19, or think you may have been exposed to COVID-19, we ask that you vote by proxy for the meeting.

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PROXY SUMMARY

This summary highlights information described in other parts of this Proxy Statement and does not contain all of the information you should consider in voting. Please read the entire Proxy Statement before voting. For more complete information regarding our 2020 financial and operating performance, please review our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which accompanies this Proxy Statement.

Annual Meeting Information

Date and Time	Place
April 29, 2021	840 Gessner Road, Suite 1400
8:00 a.m. Central Time	Houston, Texas 77024
Record Date	Voting
March 3, 2021	Only holders of record of our common stock will be entitled to notice of
Shares Outstanding: 399,419,748	and to vote at the Annual Meeting.

Voting Methods

Method	Instruction
In person	you may attend the Annual Meeting and vote in person;
By internet	log onto www.proxyvote.com and use the instructions on the proxy card or voting instruction form received from your broker or bank;
By telephone	dial 1.800.690.6903 and use the instructions on the proxy card or voting instruction form received from your broker or bank (if available); or
By mail	complete and return the enclosed proxy card or voting instruction form in the postage-paid envelope provided (for stockholders receiving paper copies only).

Matters to be Voted on and Recommendation

Proposal	Matter	Board Vote Recommendation	Page Reference
1.	The election of the eight director candidates named herein.	FOR	13
2.	Ratification of the appointment of the firm PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for its 2021 fiscal year.	FOR	66
3.	The approval on an advisory basis of executive compensation.	FOR	66

- 2021 Proxy Statement	8

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Director Nominees

DAN O. DINGES Chairman, President and CEO of Cabot Oil & Gas Corporation Age 67 Years Served 19 Other public company boards: 1 • United States Steel Corporation	DOROTHY M. ABLES Former Chief Administrative Officer of Spectra Energy Corp Age 63 Years Served 5 Other public company boards: 1 • Martin Marietta Materials Inc.	RHYS J. BEST Non-Executive Chairman of the Board of MRC Global Inc. Age 74 Years Served 12 Other public company boards: 3 • Arcosa, Inc. • MRC Global Inc. • Commercial Metals Company	ROBERT S. BOSWELL Chairman and CEO of Laramie Energy, LLC Age 71 Years Served 5 Other public company boards: 1 • Enerflex Ltd. (Canadian)

AMANDA M. BROCK President and COO of Solaris Midstream Age 60 Years Served 3 Other public company boards: 1 • Macquarie Infrastructure Corporation	PETER B. DELANEY Former Chairman, President and CEO of OGE Energy Corporation Age 67 Years Served 2 Other public company boards: 1 • Panhandle Oil & Gas

W. MATT RALLS

Former Chairman, CEO and President of Rowan Companies plc

Age 71

Years Served 9

Other public

company boards: 3

•  Pacific Drilling S.A.

•  NCS Multistage Holdings, Inc.

•  Superior Energy Services, Inc.

MARCUS A. WATTS President of The Friedkin Group Age 62 Years Served 3 Other public company boards: 1 • Service Corporation International

- 2021 Proxy Statement	9

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ESG Highlights

Environmental

100%	58%	NO
domestic, onshore, natural gas	reduction in GHG emissions year over year	Venting and flaring of methane
Produce 100% clean-burning, lower-carbon, affordable natural gas, which is primarily responsible for the U.S. significantly reducing its carbon emissions over the last decade, from one county in Northeastern Pennsylvania	Reduced 2020 greenhouse gas emissions intensity 58% year over year from 3.12 to 1.31 metric tons of CO2 e per thousands of barrels of oil equivalent	Eliminated all venting and flaring of methane from development wells

Published inaugural Sustainability Accounting Standards Board (SASB) Report in November 2020
Recycle 100% of the water recovered in our drilling, completion and production operations
100% Frac fluid chemical composition disclosure
0% Water withdrawal from high water stress area
Zero process emissions

Social

COVID-19

community support

Mobilized support for our community including sponsoring an SBA Fund that supported over 200 businesses affected by the pandemic in our operating area and donating personal protective equipment and hand sanitizer to local organizations in need

DIVERSITY Commitment Our Board is committed to ensuring diverse candidates are included in all independent director searches	<1 OSHA recordable average per year 2018-2020 Two OSHA recordable incidents in over 1.5 million work hours over the three-year period 2018-2020, for an average TRIR of 0.26 over that three-year period

In February 2021, our Governance and Social Responsibility Committee amended its charter to add a commitment to include qualified racially, ethnically and gender diverse candidates in initial candidate lists for independent director candidates
Contributed funds to educational assistance programs in Susquehanna County, Pennsylvania, to provide pre-K tuition assistance and equipment for schools such as laptops, tablets, internet access and 3-D printers
Donated funds to various community programs in Susquehanna, Pennsylvania to address food insecurity in the area
Emergency 24-hour public reporting hotline for any concerns on our locations and remote shutdown capability for all wells
Employee benefits consistently ranking at or near the top of our compensation private benchmarking peer group of 31 energy companies, including majors
100% of contractors verified through ISNetworld’s industry-leading safety conformance verification program, allowing us to choose contractors based on their safety records in relation to their peers

- 2021 Proxy Statement	10

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Governance

29%	2	>70%
continuing independent directors are female	board committees overseeing ESG risks	independent directors’ tenure is 5 years or less
Women hold 29% of continuing independent Board seats and Audit Committee Chairmanship	Both our Environment, Health & Safety Committee and our Governance and Social Responsibility Committee oversee ESG matters	Rigorous Board refreshment resulting in 5 of 7 independent directors serving 5 years or less

Board comprised entirely of independent directors other than our CEO
Annual election of directors and majority voting with a resignation policy
Director orientation and continuing education
Proxy access for stockholders
An independent lead director chairs executive sessions of independent directors at each regular Board meeting
Stockholders may act by written consent
Board oversight of all political contributions and website disclosures of amounts contributed
No poison pill

Human Capital Resources

<5% voluntary employee turnover rate Our voluntary employee turnover rate averaged <5% over the five-year period ended December 31, 2020	274 upstream employees Lowest employee count in our peer group by multiples, leading to stability and job security

TOP-TIER

employee benefits

Benefits package ranking at the top of our benchmarking peer group, including 10% retirement contribution for all employees, generous 401(k) matching and retiree medical coverage

Diverse workforce—32% women and 14% racial/ethnic representation and diverse management—22% women and 18% racial/ethnic representation (2019 EEO-1 data)
Conservative staffing practices, with only 274 employees in our upstream operations and 229 in our services subsidiary, generating extremely low overhead costs and job security for our employees
Strong employee development opportunities, resulting from smaller headcount and focus on internal promotion, contribute to job satisfaction and low turnover
Competitive compensation and industry-leading comprehensive health and welfare benefits
Recruiting, hiring and advancement undertaken with an emphasis on mutual respect and without regard to gender, ethnicity, religion, national origin, age, marital status, political affiliation, sexual orientation, gender identity, disability, or protected veteran status
COVID-19 response included additional paid leave for all employees with actual or presumed COVID-19 cases in their household and additional bonus awards and recognition to field employees who worked onsite throughout the year

- 2021 Proxy Statement	11

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2020 Financial and Operational Highlights

2020 was another year of significant positive performance for Cabot, in spite of the environment being drastically changed from 2019. The year started with a reduced outlook for natural gas prices that was quickly followed by the arrival of the COVID-19 pandemic. In spite of these challenges that persisted throughout the entire year, Cabot was able to again deliver on its objectives for the year, which included: generating free cash flow, providing returns to shareholders, maintaining its asset base and production levels, improving overall unit cost and finding costs and reducing absolute debt. Highlights of our accomplishments in 2020 include:

•	Free Cash Flow(1): Generated free cash flow of $109 million, even after experiencing the lowest realized natural gas price for a full year in our history.
•	Returns to Shareholders: Paid $159.4 million in dividends to shareholders, returning 146% of free cash flow to shareholders in 2020.
•	Return on Capital Employed: Achieved 7.6% ROCE(1), driven by $200 million in net income for the year, in spite of the challenged natural gas price realizations.
•	Absolute Targets for Production and Reserves: Grew reserves by 6% year over year and maintained production at less than 1% below the prior year, even after a curtailment program in response to low natural gas prices that persisted for portions of the third and fourth quarters.
•	Further Cost Improvements: Reduced cost per unit over 2019 by $.01 each for both total unit operating cost and finding costs for all sources(1), achieving $1.43 per Mcfe and $.35 per Mcfe, respectively.
•	Lower Debt: Repaid through operating cash flow $87 million to reduce leverage, leaving Cabot with the lowest absolute debt level of its peer group.

These achievements translated into top-tier operating performance for the period. As illustrated below, during a five-year period, our total shareholder return (TSR) outpaced an index of our compensation peer group.

Executive Compensation Highlights

What we do:	What we don’t do:
Emphasis on long-term, performance-based equity compensation (p.34)	No hedging or pledging of company stock by executive officers or directors
Short-term incentive compensation based on disclosed performance metrics (with payout caps), including operational, financial and returns metrics (p.41)	No excise tax gross-ups for executive officers appointed after 2010
Substantial stock ownership and retention requirements for executive officers and directors (p.48)	No vesting of equity awards after retirement if competing with Company
Provide for “double trigger” cash payouts in change-of-control agreements (p.58)	No re-pricing or discounting of options or SARs
Clawback policy (p.46)	No performance metrics that would encourage excessive risk-taking
Hold annual advisory “say-on-pay” vote (p.66)	No dividend equivalents paid to executive officers on unvested equity awards until vested
Only independent directors on Compensation Committee (p.28)
Use an independent compensation consultant (p.39)

(1)	ROCE, free cash flow and finding costs for all sources are not measures calculated in accordance with generally accepted accounting principles (GAAP). Please see Appendix A for additional information.

- 2021 Proxy Statement	12

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PROPOSAL 1 ELECTION OF DIRECTORS

The size of our Board of Directors (the “Board of Directors” or “Board”) is currently set at nine members, each of whose term expires in 2021. Effective upon the date of the 2021 Annual Meeting, however, the size of the Board of Directors will be reduced to eight to reflect the retirement of one of our current directors, Robert Kelley, who is not standing for re-election. Accordingly, the Board of Directors has nominated eight directors to be elected at the 2021 Annual Meeting. Each of the nominees is currently a director and has been nominated to hold office until the expiration of his or her term in 2021 and until his or her successor shall have been elected and shall have qualified. The business experience of each nominee as well as the qualifications that led our Board to select each nominee for election to the Board is discussed below.

The Board believes that the combination of the various qualifications, skills and experiences of the 2021 director nominees would contribute to an effective and well-functioning Board. Whether nominated by a shareholder or through the activities of the Committee, the Governance and Social Responsibility (“GSR”) Committee seeks to select candidates who have:

•	personal and professional integrity;
•	a record of achievement, and a position of leadership in his/her field with the interest and intellect to be able to address energy industry challenges and opportunities;
•	the ability to think strategically and the insight to assist management in placing the Company in a competitive position within the industry; and
•	the time to attend Board meetings and the commitment to devote any reasonable required additional time to deal with Company business.

The Board and the GSR Committee believe that, individually and as a whole, the Board possesses the necessary qualifications, varied tenure and independence to provide effective oversight of the business and quality advice and counsel to the Company’s management.

The persons named in the enclosed form of proxy intend to vote such proxies FOR the election of each of the nominees for terms of one year. If any one of the nominees is not available at the time of the Annual Meeting to serve, proxies received will be voted for substitute nominees to be designated by the Board of Directors or, in the event no such designation is made by the Board, proxies will be voted for a lesser number of nominees. In no event will the proxies be voted for more than the number of nominees set forth above.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH OF THE NOMINEES TO THE BOARD OF DIRECTORS.

- 2021 Proxy Statement	13

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Certain Information Regarding Nominees

Set forth below, as of March 1, 2021, for each nominee for election as a director of the Company, is biographical information and information regarding the business experience, qualifications and skills of each director nominee that led the Board to conclude that the director nominee is qualified to serve on our Board. Mr. Dinges, Chairman, President and Chief Executive Officer, is the only employee or former employee of the Company on the Board of Directors.

Dorothy M. Ables

Age: 63

Director Since: 2015

Committee Memberships: Audit (Chairman); Compensation

Business Experience:

•  Spectra Energy Corp

-  Chief Administrative Officer

–  2008 to 2017

-  Vice President, Audit Services and
Chief Ethics & Compliance Officer

–  2007 to 2008

•  Duke Energy Corporation

-  Vice President, Audit Services

–  2004 to 2006

•  Duke Energy Gas Transmission

-  Senior Vice President and
Chief Financial Officer

–  1998 to 2004

Other Directorships:

•  Martin Marietta Materials Inc.

–  November 2018 to present

•  Spectra Energy Partners GP, LLC

–  2013 to February 2017

Key Skills, Attributes and Qualifications:

Ms. Ables brings a depth of experience in the natural gas transportation and marketing aspects of our industry, having served in positions of leadership with Spectra Energy Corp and its predecessor companies for over 30 years, as well as extensive financial expertise to our Board. The Board considered Ms. Ables’ extensive experience in the pipeline, processing and midstream business as adding value to our stockholders at a time in our business when transportation is crucial to our strategy. Ms. Ables’ financial expertise acquired through serving as Chief Financial Officer of Duke Energy Gas Transmission and later as Vice President of Audit Services of both Spectra Energy Corp and Duke Energy was also a key attribute leading to her appointment and to her February 2019 appointment as the Chairman of our Audit Committee. Most recently, Ms. Ables gained executive experience as the Chief Administrative Officer of Spectra Energy Corp, from 2008 until her February 2017 retirement effective upon Spectra’s merger with Enbridge Inc. While serving in that role, Ms. Ables had responsibility for human resources, information technology, community relations and support services. Ms. Ables has prior governance experience gained from prior service on the Board of Directors of BJ Services, Inc. (now American Cementing LLC) from July 2017 to October 2020 and the Board of Directors of Spectra Energy Corp’s publicly traded master limited partnership, Spectra Energy Partners, LP. Ms. Ables has served on the Board of Directors and as Audit Committee Chair of Martin Marietta Materials Inc. since November 2018. Ms. Ables is also very active in community and charitable endeavors, including serving on the Board of Directors of the Houston Methodist Hospital Foundation since May 2017 and the Board of Trustees of United Way of Greater Houston from 2008 to April 2016 and was re-appointed to the Board of Trustees in April 2018. This diversity of background and leadership experience make her a valuable contributor to our Board and to the Audit and Compensation Committees of our Board.

Public Company C-Suite	Private Company C-Suite	Exploration & Production	Related Industry Experience	Other Public Company Boards	Financial/ Accounting Expertise	Legal	Operating/ Strategic Responsibility	HSE Responsibility

- 2021 Proxy Statement	14

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Rhys J. Best

Age: 74

Director Since: 2008

Committee Memberships: Compensation (Chairman); Governance and Social Responsibility

Business Experience:

•  Arcosa, Inc.

-  Non-Executive Chairman of the Board

–  November 2018 to present

•  MRC Global Inc.

-  Non-Executive Chairman of the Board

–  2016 to present

•  Austin Industries, Inc.

-  Non-Executive Chairman of the Board
(Retired) – 2012 to 2017

Other Directorships:

•  Arcosa, Inc.

–  November 2018 to present

•  MRC Global Inc.

–  2008 to present

•  Commercial Metals Company

–  2010 to present

•  Trinity Industries, Inc.

–  2005 to 2018

Key Skills, Attributes and Qualifications:

Mr. Best brings decades of significant management, leadership, transactional and financial experience to our Board. Mr. Best currently serves as Non-Executive Chairman of the Board of Arcosa, Inc., a provider of infrastructure-related products and solutions with leading positions in construction, energy and transportation markets, which was established as an independent company in November of 2018 in a spin-off from Trinity Industries, Inc. Mr. Best also currently serves as Non-Executive Chairman of the Board of MRC Global Inc., the largest global distributor, based on sales, of pipe, valves and fittings and related products and services to the energy industry. Prior to his appointment to this position with MRC Global in 2016, Mr. Best served as Non-Executive Chairman of the Board of Crosstex Energy L.P., a large publicly traded midstream company, from 2009 through its combination with the midstream assets of Devon Energy Corporation in 2014 to create EnLink Midstream Partners, LP, one of the largest midstream companies in the United States. This tremendous experience enables him to provide valuable insights into the transportation aspects of our business and enhances the overall strategic oversight capabilities of our Board. Mr. Best’s distinguished career includes serving as Chairman and CEO of Lone Star Technologies, Inc., a former publicly traded company servicing the oil and natural gas industry, and holding positions of leadership in the banking industry. In addition to his considerable management and financial expertise, Mr. Best brings to bear an extensive corporate governance background from his current and former service on public company boards and the Board of the National Association of Corporate Directors, North Texas Chapter. This diverse experience enables Mr. Best to bring unique and valuable perspectives to the Board and makes him particularly qualified to serve as the Chairman of the Compensation Committee and a member of the Governance and Social Responsibility Committee of the Board.

Public Company C-Suite	Private Company C-Suite	Exploration & Production	Related Industry Experience	Other Public Company Boards	Financial/ Accounting Expertise	Legal	Operating/ Strategic Responsibility	HSE Responsibility

- 2021 Proxy Statement	15

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Robert S. Boswell

Age: 71

Director Since: 2015

Committee Memberships: Environment, Health & Safety (Chairman); Audit; Governance and Social Responsibility

Business Experience:

•  Laramie Energy LLC

-  Chairman of the Board and
Chief Executive Officer

–  2007 to present

•  Laramie Energy I, LLC

-  Chairman of the Board and
Chief Executive Officer

–  2004 to 2007

•  Forest Oil Corporation

-  Chairman of the Board and
Chief Executive Officer

–  1989 to 2003

Other Directorships:

•  Enerflex Ltd.

-  2011 to present

Key Skills, Attributes and Qualifications:

Mr. Boswell has management and operating experience as an executive in the upstream industry and brings an extensive technical understanding of the development of oil and gas reserves, as well as financial expertise to our Board. Mr. Boswell’s distinguished career includes serving as Chairman and Chief Executive Officer of exploration and production companies for over 30 years, including overseeing the turnaround of Forest Oil Corporation, a mid-sized public exploration and production company, and the sale of Laramie Energy I, a private company which he founded, for over $1 billion. Throughout his career, Mr. Boswell has successfully led a number of upstream companies through the life cycle of capital-raising: growing reserves, production and profitability through both acquisitions and development of existing properties, and sale or merger and acquisition transactions. His most recent success with private companies Laramie Energy I and his current venture, Laramie Energy LLC, operating in the Piceance Basin, has provided him with tremendous experience in unconventional resource plays, which is relevant to the Company’s operations in the Marcellus Shale. He also brings extensive financial expertise gained through both acting as Chief Financial Officer of public and private companies and supervising them as Chief Executive Officer. Mr. Boswell is currently serving as a director of Enerflex Ltd., a Canadian public company that manufactures and sells natural gas transmission and process equipment worldwide. Mr. Boswell’s management, technical and financial expertise are a tremendous asset to our Board and the committees on which he serves, and his operations experience is invaluable to his service as Chairman of the Environment, Health & Safety Committee.

Public Company C-Suite	Private Company C-Suite	Exploration & Production	Related Industry Experience	Other Public Company Boards	Financial/ Accounting Expertise	Legal	Operating/ Strategic Responsibility	HSE Responsibility

- 2021 Proxy Statement	16

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Amanda M. Brock

Age: 60

Director Since: 2017

Committee Memberships: Audit; Environment, Health & Safety

Business Experience:

•  Solaris Midstream

-  President and Chief Operating Officer

–  September 2020 to present

-  Chief Operating Officer

–  July 2018 to present

-  Chief Commercial Officer

–  February 2018 to September 2020

•  Water Standard

-  Chief Executive Officer

–  2009 to 2017

•  Azurix

-  Executive Director and President,
Americas – 1999 to 2000

Other Directorships:

•  Macquarie Infrastructure Corporation

-  August 2018 to present

Key Skills, Attributes and Qualifications:

Ms. Brock was appointed in August 2017, adding to our Board her diverse experience and background, which she gained from her distinguished career building and managing global infrastructure businesses in the oil and gas, water and power industries. Ms. Brock is currently an investor in and the President and Chief Operating Officer of Solaris Midstream, a private, growth-oriented midstream company that owns, operates and designs crucial water midstream assets across key unconventional U.S. basins. Ms. Brock joined Solaris in 2017 as the Senior Commercial Advisor and assumed her current positions in September 2020 and July 2018, respectively. Ms. Brock also served as Chief Commercial Officer of Solaris Midstream from February 2018 to September 2020. Prior to that, Ms. Brock served as Chief Executive Officer of Water Standard, a water treatment company focused on water-based enhanced oil recovery, recycling and reuse of water and produced water treatment from 2009. Prior to her appointment at Water Standard, Ms. Brock served as Executive Director and President, Americas, of Azurix, a global water treatment and services company and subsidiary of Enron Corp., from 1999 to 2002, and for Enron Corp. in various other capacities from 1991, including President of a division responsible for the management of power plants, related assets and joint ventures worldwide. Her expertise and depth of knowledge in the water management aspects of the oil and gas industry, as well as her global perspective, executive management and financial expertise, were considered by our Board as key attributes leading to her appointment. Ms. Brock has received numerous professional awards throughout her career, including being named one of the 25 most influential women in Energy by Hart Energy’s Oil and Gas Investor Magazine in 2020, being named one of the top 25 people globally in water and wastewater in 2016 by Water and Wastewater International, being named as a Houston Business Journal honoree for Women in Energy in 2016, and being inducted into the 2017 Greater Houston Women’s Hall of Fame. Ms. Brock also serves as the incoming chair of the Texas Business Hall of Fame. Ms. Brock obtained her law degree from Louisiana State University, where she was a member of the Law Review, after completing her undergraduate studies in South Africa.

Public Company C-Suite	Private Company C-Suite	Exploration & Production	Related Industry Experience	Other Public Company Boards	Financial/ Accounting Expertise	Legal	Operating/ Strategic Responsibility	HSE Responsibility

- 2021 Proxy Statement	17

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Peter B. Delaney

Age: 67

Director Since: 2018

Committee Memberships: Audit; Environment, Health & Safety

Business Experience:

•  OGE Energy Corporation

-  Chairman, President and Chief
Executive Officer

–  2007 to 2015

-  Chief Operating Officer

–  2004 to 2007

-  Executive Vice President,
Corporate Planning & Strategy

–  2002 to 2004

-  Chief Executive Officer, Enogex
(midstream subsidiary)

–  2002 to 2013

•  Enable Midstream Partners, LP

-  Interim CEO

–  May 2015 to December 2015

Other Directorships:

•  Panhandle Oil & Gas

-  March 2018 to present

•  Enable Midstream Partners, LP

-  2013 to February 2016 (Chairman 2013-2015)

•  OGE Energy Corporation

-  2007 to 2015

Key Skills, Attributes and Qualifications:

Mr. Delaney was appointed in August 2018 as the result of a succession planning process to identify a candidate with chief executive experience in the upstream or related industry. Mr. Delaney has a long and distinguished career in the energy and power industries, having retired in 2015 as the Chairman and Chief Executive Officer (“CEO”) of OGE Energy Corporation, where he served in various capacities since 2002. During his eight-year tenure as Chairman and CEO, OGE Energy Corporation received numerous industry awards, among them the 2012 Utility of the Year and the 2013 Edison Award, the industry’s highest honor. Mr. Delaney also served as CEO of Enogex, OGE Energy Corporation’s natural gas midstream subsidiary, from 2002 to 2013, and in 2013, served as Chairman of its Board and later as interim CEO of its successor, Enable Midstream Partners, LP, until December 2015. Prior to his career at OGE Energy Corporation, Mr. Delaney completed a 16-year Wall Street investment banking career, most recently serving as Managing Director of UBS, Inc. from 1997 to 2001. This depth of leadership experience in the industry, as well as his financial expertise, were key aspects of his appointment to our Board and make him a valuable member of our Audit and Environment, Health & Safety Committees. Mr. Delaney also currently serves on the Board of Directors of Panhandle Oil & Gas and several private companies in unrelated industries, as well as several charitable and community organizations. Mr. Delaney has been hailed for his exemplary service to his industry and his community with several prestigious awards, including the Arthritis Foundation Tribute to Excellence (2015), the United Way Lifetime Achievement Award (2014), Energy Biz magazine’s Utility CEO of the Year (2013) and the Journal Record Most Admired CEO of the Year (2012).

Public Company C-Suite	Private Company C-Suite	Exploration & Production	Related Industry Experience	Other Public Company Boards	Financial/ Accounting Expertise	Legal	Operating/ Strategic Responsibility	HSE Responsibility

- 2021 Proxy Statement	18

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Dan O. Dinges

Age: 67

Director Since: 2001

Committee Memberships: Executive

Position: Chairman, President and Chief Executive Officer

Business Experience:

•  Cabot Oil & Gas Corporation

-  Chairman, President and
Chief Executive Officer

–  May 2002 to present

Other Directorships:

•  United States Steel Corporation

–  2010 to present

Key Skills, Attributes and Qualifications:

Mr. Dinges brings to the Board over 36 years of executive management experience in the oil and gas exploration and production business, and as our Chief Executive Officer for the last 19 years, a deep knowledge of our business, operations, culture and long-term strategy and goals. Mr. Dinges joined the Company in September 2001, after a successful 20-year career in various management positions with the predecessor to Noble Energy, Inc., and has overseen an era of tremendous growth for the Company. His steadfast leadership as Chairman of the Board provides the Board with extensive institutional knowledge and continuity, as well creating a vital link between management and the Board. Mr. Dinges also possesses a diversity of corporate governance experience gained from service on the Board of United States Steel Corporation and several charitable and industry organizations, including American Petroleum Institute since 2017, American Exploration Production Council since 2002, Spitzer Industries, Inc. (private company) since 2006, and Houston Methodist Hospital Research Institute from 2014 to January 2020.

Public Company C-Suite	Private Company C-Suite	Exploration & Production	Related Industry Experience	Other Public Company Boards	Financial/ Accounting Expertise	Legal	Operating/ Strategic Responsibility	HSE Responsibility

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W. Matt Ralls

Age: 71

Director Since: 2011

Committee Memberships: Governance and Social Responsibility (Chairman); Compensation; Executive

Business Experience:

•  Rowan Companies plc

-  Executive Chairman

–  2014 to 2016

-  Chief Executive Officer

–  2013 to 2014

-  President and Chief Executive Officer

–  2009 to 2013

Other Directorships:

•  Pacific Drilling S.A.

–  2018 to present

•  NCS Multistage Holdings, Inc.

–  April 2017 to present

•  Superior Energy Services, Inc.

–  2012 to present

•  Rowan Companies plc

–  2009 to 2016

Key Skills, Attributes and Qualifications:

Mr. Ralls’ diverse operational, financial and executive management experience in various roles in the oil and gas industry, including most recently within the drilling segment of the industry, provides the Board with a wealth of expertise from which to draw. Mr. Ralls’ recent service as President and Chief Executive Officer of Rowan Companies plc, and his combined 15 years’ executive management experience at Rowan Companies plc and GlobalSanteFe Corporation, both international contract drilling companies, provides valuable management and financial expertise and insight into an aspect of our business that represents a significant portion of our capital expenditure budget. Prior to his drilling industry experience, Mr. Ralls served as Executive Vice President of a public upstream oil and gas company, which gave him a thorough understanding of our core business. In his service to the Board, Mr. Ralls is also able to draw from his 17 years of experience in various banking management positions with three large Texas-based commercial lenders to the energy industry. Mr. Ralls’ extensive public company board experience makes him an invaluable member of the Governance and Social Responsibility Committee and Chairman since 2015. His effectiveness chairing such committee is enhanced by his former positions of leadership on the boards of several industry trade associations, including the International Association of Drilling Contractors and the American Petroleum Institute.

Public Company C-Suite	Private Company C-Suite	Exploration & Production	Related Industry Experience	Other Public Company Boards	Financial/ Accounting Expertise	Legal	Operating/ Strategic Responsibility	HSE Responsibility

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Marcus A. Watts

Age: 62

Director Since: 2017

Committee Memberships: Compensation; Environment, Health & Safety

Business Experience:

•  The Friedkin Group

-  President – 2011 to present

•  Locke Lord LLP – 1984 to 2010

-  Managing Partner, Houston

-  Vice-Chairman (Executive Committee)

Other Directorships:

•  Service Corporation International

–  2012 to present

Key Skills, Attributes and Qualifications:

Mr. Watts joined our Board in August 2017, adding a wealth of legal, transactional and management expertise from both the oil and gas industry and other industries to our Board. Mr. Watts has served as President of The Friedkin Group, an umbrella company overseeing various business interests that are principally automotive-related, since 2011, after over 26 years of legal experience with the international law firm of Locke Lord LLP. In his prior experience with Locke Lord LLP, Mr. Watts focused on corporate and securities law, governance and related matters and served as the Managing Partner of the Houston, Texas office and Vice-Chairman of the firm-wide Executive Committee. Mr. Watts’ combination of legal and management talent is unique on our Board and he offers a fresh perspective from an industry other than our own, as well as years of experience representing oil and gas companies in his private law practice. This industry experience, as well as his legal and regulatory background, is particularly valuable to our Compensation and Environment, Health & Safety Committees of the Board, on which he serves. Mr. Watts served as a director of Complete Production Services until its merger with Superior Energy Services in 2012 and currently serves on the Board of Directors of Service Corporation International. He has also served on the boards of the Federal Reserve Bank of Dallas-Houston Branch since 2014 and the Greater Houston Partnership since 2012, and is the former Chairman of both organizations. Mr. Watts holds a law degree from Harvard Law School and a B.S. degree in Mechanical Engineering from Texas A&M University.

Public Company C-Suite	Private Company C-Suite	Exploration & Production	Related Industry Experience	Other Public Company Boards	Financial/ Accounting Expertise	Legal	Operating/ Strategic Responsibility	HSE Responsibility

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SECURITY OWNERSHIP

Principal Stockholders

The following table reports beneficial ownership of the Company’s common stock (“Common Stock”) by holders of more than five percent of the Company’s Common Stock as of the dates reported by such holders. Unless otherwise noted, all ownership information is based upon filings made by such persons with the Securities and Exchange Commission (“SEC”).

Name and Address of Beneficial Owner	Number of Shares of Common Stock Owned		Percent of Class
The Vanguard Group	43,282,052	(1)	10.86%
Aristotle Capital Management, LLC	39,193,566	(2)	9.83%
State Street Corporation	28,905,604	(3)	7.25%
BlackRock, Inc.	28,413,347	(4)	7.10%
Capital World Investors	27,617,280	(5)	6.90%

(1)	According to Amendment No. 11 to Schedule 13G, dated February 8, 2021, filed with the SEC by The Vanguard Group (100 Vanguard Blvd., Malvern, PA 19355), it has shared voting power over 663,161 of these shares, sole dispositive power over 41,554,974 of these shares and shared dispositive power over 1,727,078 of these shares.
(2)	According to Amendment No. 1 to Schedule 13G, dated February 2, 2021, filed with the SEC by Aristotle Capital Management, LLC (11100 Santa Monica Blvd., Suite 1700, Los Angeles, CA 90025), it has sole voting power over 30,320,838 of these shares and sole dispositive power over all 39,193,566 shares.
(3)	According to Schedule 13G, dated February 5, 2021, filed with the SEC by State Street Corporation (State Street Financial Center, One Lincoln Street, Boston, MA 02111), it has shared voting power over 26,348,303 and shared dispositive power over 28,848,265 of these shares.
(4)	According to Amendment No. 11 to Schedule 13G, dated January 28, 2021, filed with the SEC by BlackRock, Inc. (55 East 52nd Street, New York, NY 10055), it has sole voting power over 24,680,710 of these shares and sole dispositive power over all 28,413,347 shares.
(5)	According to Schedule 13G, dated February 16, 2021, filed with the SEC by Capital World Investors (333 South Hope Street, 55th Floor, Los Angeles, CA 90071), it has sole voting power over all 27,617,280 shares and sole dispositive power over all 27,617,280 shares.

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Directors and Executive Officers

The following table reports, as of February 1, 2021, beneficial ownership of Common Stock by each director and nominee for director, by each named executive officer listed in the “Summary Compensation Table” below and by all directors, nominees and executive officers as a group. Unless otherwise indicated, the persons below have sole voting and investment power with respect to the shares of Common Stock showed as beneficially owned by them.

Name of Beneficial Owner	Number of Outstanding Shares of Common Stock Held		Number of Shares of Common Stock Beneficially Owned		Percent of Class
Dorothy M. Ables	5,000	(1)	63,352	(1)(2)	*
Rhys J. Best	22,500		162,624	(2)	*
Robert S. Boswell	5,000		67,192	(2)	*
Amanda M. Brock	0		36,964	(2)	*
Peter B. Delaney	9,054		44,531	(2)	*
Robert Kelley	239,652		470,145	(2)	*
W. Matt Ralls	0		106,669	(2)	*
Marcus A. Watts	0		36,964	(2)	*
Dan O. Dinges	4,307,338	(5)	4,456,375	(3)(5)	*
Scott C. Schroeder	1,579,301		1,646,733	(3)	*
Jeffrey W. Hutton	270,089		291,193	(3)(4)	*
Phillip L. Stalnaker	313,859		334,963	(3)(4)	*
Steven W. Lindeman	226,055		247,159	(3)(4)	*
All directors, nominees and executive officers as a group (20 individuals)			8,492,090	(1)(2)(3)(4)(5)	2.1	%(6)

*	Represents less than 1% of the outstanding Common Stock.
(1)	Includes 5,000 shares held by an immediate family member, with respect to which Ms. Ables has shared voting and investment power.
(2)	Includes the following restricted stock units held as of February 1, 2021, as to which the restrictions lapse upon the holders’ retirement from the Board of Directors: Ms. Ables, 58,352; Mr. Best, 140,124; Mr. Boswell, 62,192; Ms. Brock 36,964; Mr. Delaney 35,477; Mr. Kelley, 230,493; Mr. Ralls, 106,669; and Mr. Watts, 36,964 and all directors, nominees and executive officers as a group, 707,235. No executive officers hold restricted stock units.
(3)	Includes the following shares awarded pursuant to the hybrid performance share awards granted in 2018, 2019 and 2020 that vested in February 2021, as a result of 2020 operating results meeting the performance criteria established on the date of grant: Mr. Dinges, 149,037; Mr. Schroeder, 67,432; Mr. Hutton, 21,104; Mr. Stalnaker, 21,104; Mr. Lindeman, 21,104; and all directors, nominees and executive officers as a group, 366,224. No nonemployee directors or director nominees hold hybrid performance shares. For more information on the hybrid performance shares see “Long-Term Incentives” in the “Compensation Discussion and Analysis” below.
(4)	Includes the following shares held in the Company’s Savings Investment Plan as of December 31, 2020, as to which the reporting person shares voting power with the trustee of the plan: Mr. Hutton, 7,211; Mr. Lindeman, 25,482; Mr. Stalnaker, 17,537; and all directors, nominees and executive officers as a group, 97,822.
(5)	Includes 1,261,330 shares held in trust for the benefit of an immediate family member, with respect to which Mr. Dinges has shared voting and investment power.
(6)	There were 398,871,495 shares outstanding on February 1, 2021.

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CORPORATE GOVERNANCE MATTERS

Our Board of Directors has adopted Corporate Governance Guidelines to assist the Board and its committees in performing their duties to oversee the governance of the Company. Our Corporate Governance Guidelines outline the functions and responsibilities of the Board, director qualifications, and various processes and procedures designed to ensure effective and responsive governance. The guidelines are reviewed annually and revised as appropriate to reflect changing regulatory requirements and best practices. All of our key corporate governance documents, including the Corporate Governance Guidelines, the charters of each of our Board committees, our Code of Business Conduct and our EHS Management Policy Statement, can be found on the Company’s website at www.cabotog.com, under the “Governance” section of “About Cabot.”

Director Nominations and Qualifications

Nomination Process

Under its charter, the GSR Committee seeks out and evaluates qualified candidates to serve as Board members as necessary to fill vacancies or the additional needs of the Board, and considers candidates recommended by shareholders and management of the Company. The GSR Committee identifies nominees through a number of methods, which may include retention of professional executive search firms, use of publicly available director databases or referral services and recommendations made by incumbent directors. A resume is reviewed and, if merited, an interview follows. Any shareholder desiring to propose a nominee to the Board of Directors should submit such proposed nominee for consideration by the GSR Committee, including the proposed nominee’s qualifications, to: Corporate Secretary, Cabot Oil & Gas Corporation, 840 Gessner Road, Suite 1400, Houston, Texas 77024. Shareholders who meet certain requirements specified in our bylaws may also nominate candidates for inclusion in our proxy materials for an annual meeting as described in “General Information.” There are no differences in the manner in which the GSR Committee evaluates nominees for director based on whether the nominee is recommended by a shareholder or the incumbent directors.

Skills and Qualifications

Whether nominated by a shareholder or through the activities of the Committee, the GSR Committee seeks to select candidates who have personal and professional integrity, who have demonstrated exceptional ability and judgment and who will be most effective, in conjunction with the other nominees and Board members, in collectively serving the long-term interests of the Company and its shareholders. The GSR Committee’s assessment of candidates will include, but not be limited to, considerations of character, judgment, diversity, age, expertise, industry experience, independence, other board commitments and the ability and willingness to devote the time and effort necessary to be an effective board member. The GSR Committee has adopted minimum criteria for Board membership that include (i) a strong commitment to his/her fiduciary responsibilities to the Company’s shareholders, with no actual or perceived conflict of interest that would interfere with his/her responsibilities to or relationships with the Company’s shareholders, employees, suppliers, and customers; (ii) the ability to think strategically and the insight to assist management in placing the Company in a competitive position within the industry; (iii) a record of achievement, and a position of leadership in his/her field, with the interest and intellect to be able to address energy industry challenges and opportunities; and (iv) the time to attend Board meetings and the commitment to devote any reasonable required additional time to deal with Company business.

The Board of Directors encourages a diversity of backgrounds, including with respect to race, gender and national origin, among its members. In

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February 2021, the Board formalized its commitment to diversity among its members by amending the GSR Committee charter to add a commitment to include qualified racially/ethnically and gender diverse candidates in the initial candidate list for all director searches. In this way, the Board has ensured that the nomination process will include diverse candidates for consideration each time it seeks to nominate a new director.

The Board considers candidates with significant direct or indirect energy industry experience that will provide the Board as a whole the talents, skills, diversity and expertise to serve the long-term interests of the Company and its shareholders. Specifically, the following are the key skills and qualifications considered in evaluating the director nominees and the Board composition as a whole:

DIRECTOR SKILLS
	Public Company C-Suite	Private Company C-Suite	Exploration & Production	Related Industry Experience	Other Public Company Boards	Financial/ Accounting Expertise	Legal	Operating/ Strategic Responsibility	HSE Responsibility
Ables
Best
Boswell
Brock
Delaney
Dinges
Ralls
Watts

Director Independence

The Company’s Corporate Governance Guidelines require that at least a majority of the Company’s directors be independent under the New York Stock Exchange (“NYSE”) listing standards and all other applicable legal requirements. Additionally, all members of the Audit Committee, Compensation Committee and Governance and Social Responsibility Committee are required to be independent. The NYSE listing standards include objective tests that can disqualify a director from being treated as independent, as well as a subjective element, under which the Board must affirmatively determine that each independent director has no material relationship with the Company or management. In making its independence determinations, the Board considered all material relationships with each director, and all transactions since the start of 2018 between the Company and each director nominee, members of their immediate families or entities associated with them.

The Board has adopted categorical standards to assist it in making independence determinations. A relationship falls within these categorical standards if it:

•	Is a type of relationship addressed in Section 303A.02 (b) of the NYSE Listed Company Manual, but under those rules does not preclude a determination of independence;
•	Is a type of relationship or transaction addressed in Item 404 of Regulation S-K, but under that regulation does not require disclosure; or
•	Consists of charitable contributions by the Company to an organization where a director is an executive officer which do not exceed the greater of $1 million or 2% of the organization’s gross revenue in any of the last three years.

The Board of Directors has determined that each director’s relationship with the Company, with the exception of Mr. Dinges, the Chairman, President and Chief Executive Officer (“CEO”), falls within

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the categorical standards and that all directors, with the exception of Mr. Dinges, are independent. In making its subjective determination that each nonemployee director is independent, the Board reviewed and discussed additional information provided by the directors and the Company with regard to each director’s business and personal activities as they may relate to the Company and the Company’s management. The Board considered the transactions in the context of the NYSE’s objective listing standards, the categorical standards noted above, the additional standards established for members of audit committees, and the SEC, U.S. Internal Revenue Service and NYSE standards for compensation committee members. Some members of the Company’s Board also serve as directors of other entities with which the Company does business. Each of these relationships is reviewed by the Board, which examines the amount of business done by the Company and the other entities and the gross revenue for each of the other entities. This review is for each of the last three fiscal years for which financial data is available.

This review applied to Ms. Ables and Messrs. Best and Ralls, due to their service on boards of directors of companies with which we have done business in the last three years. Based on all the foregoing, the Board made a subjective determination that, because of the nature of the transaction, the director’s relationship with the other entity and/or the amount involved, no relationships exist that, in the opinion of the Board, would impair the director’s independence. Further, the Board of Directors has determined that all members of the Audit Committee, Compensation Committee and Governance and Social Responsibility Committee are independent.

Director Orientation and Continuing Education

Each new director appointed to fill a vacancy or elected at the annual meeting of stockholders undergoes an orientation program immediately upon joining the Board. The program adopted by the Company includes in-person meetings with the Chairman and CEO and other key officers to discuss Company business and strategy, review of a comprehensive director handbook that encompasses all Board policies and procedures and corporate documents, access to the Board’s portal containing all past board meeting materials and a briefing by the Corporate Secretary as to the legal requirements and obligations of Board membership. New directors will typically attend all Board committee meetings for at least the first year of membership, to familiarize them with the areas of responsibility of each committee.

All of our directors are encouraged to pursue continuing education opportunities for directors of public companies, generally, and the Company will reimburse directors for reasonable expenses incurred in connection with one such continuing education program each year.

Director Succession

Our GSR Committee engages in regular succession planning as part of its duty to oversee the composition and effectiveness of the Board and its committees. Regular succession planning allows the GSR Committee to nominate qualified candidates for annual stockholder elections and to fill vacancies created upon the planned or unplanned departure of sitting directors or upon increasing the size of the Board to meet additional needs of the Board. In its succession planning activities, the GSR Committee reviews annual Board and committee self-assessments, reviews a Board skills matrix of identified skills for each director and for the effective functioning of the Board, tracks director tenure and expected director departures and engages in various director recruitment activities. The Board does not have a mandatory retirement policy.

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Board of Directors Leadership Structure

Chairman and CEO

Mr. Dinges serves as the Chairman of the Board, President and Chief Executive Officer of the Company. The Chairman and CEO is responsible to the Board for the overall management and functioning of the Company. We believe that our Board of Directors is best served by combining the roles of Chairman and CEO and that Mr. Dinges is highly qualified to serve in this role.

The Board believes that Mr. Dinges, acting in his capacity as CEO of the Company, is well positioned to facilitate communications with the Board of Directors about our business. Mr. Dinges has served in this capacity since May 2002, during which time the Company’s business has undergone signification changes. None of the independent directors was serving at that time, so Mr. Dinges provides continuity and historical perspective to the Board. Under Mr. Dinges’ leadership, the Company has grown from an equity market capitalization of approximately $800.0 million with operations in onshore Texas and Louisiana Gulf Coast, the Rocky Mountains, the Anadarko Basin and Appalachia to a $6.5 billion market capitalization company as of December 31, 2020, with all of its reserves in the Marcellus Shale area in northeast Pennsylvania. Mr. Dinges has the full confidence of the Board. For all these reasons, the Board has determined that the most appropriate form of leadership for the Board of Directors currently is for the CEO, who is responsible for the day-to-day operations of the Company, to serve as Chairman, with strong and independent oversight by the Lead Director and the other nonemployee directors.

Our Corporate Governance Guidelines also contain strong checks and balances regarding the combined role of CEO and Chairman. Those provisions include the requirement that only nonemployee directors serve on committees of the Board (other than the Executive Committee), and the requirement that a substantial majority of the directors be independent, as discussed above under “Director Independence.” All of our directors, other than Mr. Dinges, are independent.

Independent Lead Director

The Chairman is joined in the leadership of the Board by our Lead Director, who is nominated by the GSR Committee and elected by the nonemployee directors. Mr. Kelley has served as the Lead Director since February 2015, but is not standing for re-election and thus, his term as Lead Director ends on the date of the Annual Meeting. The independent members of the Board of Directors have nominated Rhys Best to assume the role of Lead Director. Mr. Best has significant board experience and has served on the Company’s Board since 2008 and on other public company boards, as well as serving on the Compensation and Governance and Social Responsibility Committees. Mr. Best performs an important role in the leadership of the Board by presiding at executive sessions of the non-management directors, which are held at each regular Board meeting, and setting the agenda for these sessions. Mr. Best also serves as a mentor to Mr. Dinges and as a liaison between Mr. Dinges and the other independent directors. Mr. Best’s longevity on the Board enhances this leadership role and provides for continuity among the nonemployee directors.

Board Meetings and Committees

The Board of Directors held eight meetings during 2020. All directors attended at least 75% of the meetings of the Board of Directors and of the committees on which they served.

The Company’s policy is that it expects all members of the Board of Directors to attend, virtually or in person, the Company’s annual meeting of stockholders. In 2020, all of the continuing members of the Board attended the annual meeting.

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Committee Membership

Information on each of the Board’s standing committees as of the date hereof is discussed below. The charters of each of the Board committees can be found on the Company’s website at www.cabotog.com, under the “Governance” section of “About Cabot.”

Committees	Independent?	2020 Meetings	Dinges	Ables	Best	Boswell	Brock	Delaney	Kelley	Ralls	Watts
Governance & Social Responsibility	Yes	4
Audit	Yes	4
Compensation	Yes	4
Environment, Health & Safety	Yes	4
Executive	No	0

– Chairman of committee
– Member of committee

Committee Responsibilities

Governance and Social Responsibility Committee. The function of the GSR Committee is to assist the Board in fulfilling its responsibility to the stockholders by:

•	Overseeing, and assisting the Board with, the Company’s efforts for socially responsible operations, programs and initiatives not otherwise delegated to another committee of the Board and the reporting or public disclosure of such efforts by the Company;
•	Identifying qualified individuals to become Board members and assisting the Board in determining the composition of the Board and its committees;
•	Assessing Board and committee effectiveness;
•	Developing and implementing the Company’s corporate governance guidelines; and
•	Taking a leadership role in shaping the corporate governance of the Company.

In accordance with its charter, the GSR Committee has adopted minimum criteria for Board membership, which are discussed in more detail at “Director Nominations and Qualifications” above.

Audit Committee. The function of the Audit Committee is to assist the Board in overseeing:

•	The integrity of the financial statements of the Company;
•	The compliance by the Company with legal and regulatory requirements;
•	The independence, qualifications, performance and compensation of the Company’s independent auditors; and
•	The performance of the Company’s internal audit function.

It is the policy of the Audit Committee to pre-approve all audit, review or attest engagements and permissible non-audit services, including the fees and terms thereof, to be performed by the independent auditors, subject to, and in compliance with, the de minimis exception for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934 and the applicable rules and regulations of the SEC. The Audit Committee has delegated to each member of the Audit Committee authority to pre-approve permissible services to be performed by the independent auditors. Decisions of a member to pre-approve permissible services must be reported to the full Audit Committee at its next scheduled meeting.

Each member of the Audit Committee satisfies the financial literacy and independence requirements of the NYSE listing standards. The Board has determined that Ms. Ables meets the requirements of an “audit committee financial expert” as defined by the SEC.

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Compensation Committee. The function of the Compensation Committee is to:

•	Review and approve corporate goals and objectives relevant to the CEO’s compensation, evaluate the CEO’s performance in light of those goals and objectives, and determine, subject to ratification by the Board, the CEO’s compensation level based on this evaluation;
•	Provide counsel and oversight of the evaluation and compensation of management of the Company, including base salaries, incentive compensation and equity-based compensation;
•	Discharge any duties imposed on the Compensation Committee by the Company’s incentive compensation and equity-based compensation plans, including making grants;
•	Evaluate the independence of, and retain or replace any compensation consultant engaged to assist in evaluating the compensation of the Company’s directors, CEO and other officers and to approve such consultant’s fees and other terms of retention; and
•	Review the annual compensation of the directors.

Environment, Health & Safety Committee. The function of the Environment, Health & Safety (“EHS”) Committee is to assist the Board in providing risk oversight and support of the Company’s policies, programs and initiatives on the environment, health and safety. Among other things, the EHS Committee:

•	Oversees the Company’s climate change and sustainability policies and programs and the reporting and public disclosure thereon;
•	Monitors environmental matters and trends in such matters that affect the Company’s activities and performance;
•	Reviews the Company’s compliance with environmental, health and safety laws and regulations, including:
management and responses to environmental releases
safety incidents, statistics and outcomes and the Company’s responses the Company’s assessment of and responses to pending legislative and regulatory efforts initiatives and training designed to improve EHS performance
•	Consults with the Board and internal and external advisors regarding the management of the Company’s EHS programs; and
•	Oversees and reviews all external disclosures regarding the Company’s EHS and sustainability data and programs.

The EHS Committee also reviews comparisons of our safety performance with established benchmarks, such as the Bureau of Labor Statistics (BLS), American Exploration and Production Counsel (AXPC) and the Independent Producers EHS Managers Forum. This allows the Board to assess safety performance on a continuous basis and provides the governance structure to ensure our programs are effective for providing a safe working environment for our employees.

Executive Committee. The function of the Executive Committee is to exercise all power and authority of the Board of Directors in the event action is needed between regularly scheduled Board meetings and a meeting of the full Board is deemed unnecessary, except as limited by the Company’s bylaws or applicable law. The Executive Committee did not meet during 2020.

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Board of Directors Oversight of Risk and Environmental, Social and Governance (ESG) Matters

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Director Compensation

Directors who are employees of the Company receive no additional compensation for their duties as directors. During 2020, nonemployee directors’ annual compensation included an annual retainer fee of $75,000 each, payable quarterly, for their service on the Company’s Board of Directors and its committees. The Lead Director received an additional $25,000 annual retainer, the Audit Committee Chairman and Compensation Committee Chairman each received an additional $20,000 annual retainer, the Executive Committee Chairman received an additional $5,000 annual retainer and the remaining committee chairmen received an additional $15,000 annual retainer, each payable quarterly, for this additional service. Additionally, each nonemployee director will receive $2,000 for each Board of Directors meeting attended in excess of six in-person meetings per year. The directors did not receive additional meeting fees in 2020.

In 2020, nonemployee directors were also entitled to an annual award of restricted stock units under the 2014 Incentive Plan, the restrictions on which lapse the date the nonemployee director leaves the Board of Directors, with a targeted award value at grant date of $230,000. The restricted stock units are paid cash dividend equivalents in the amount of the cash dividend paid on our outstanding Common Stock from the date of grant through the date the restrictions lapse. In 2020, these directors each received 14,744 restricted stock units.

Board members may participate in the Nonemployee Director Deferred Compensation Plan, which provides each nonemployee director an opportunity to elect each year to take any, or all, of the director’s annual cash retainer and additional fees for serving as lead director or as a committee chairman in restricted stock units, valued at the closing price of the Common Stock on the date specified in the plan, in lieu of a quarterly cash payment of such amounts. The terms of the restricted stock units are the same as those issued annually. All directors were also reimbursed for travel expenses incurred for attending Board and committee meetings. For more information on director compensation, see “Director Compensation Table” below.

Director Compensation Table

The table below summarizes the total compensation paid to each of the nonemployee directors of the Company for the fiscal year ended December 31, 2020.

Name	Fees Earned or Paid in Cash* ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(2)	Total ($)
Dorothy M. Ables	$95,000	$230,006	-	-	-	$21,866	$346,872
Rhys J. Best	$95,000	$230,006	-	-	-	$54,575	$379,581
Robert S. Boswell	$90,000	$230,006	-	-	-	$22,811	$342,817
Amanda M. Brock	$75,000	$230,006	-	-	-	$13,311	$318,317
Peter B. Delaney	$75,000	$230,006	-	-	-	$11,730	$316,736
Robert Kelley	$105,000	$230,006	-	-	-	$89,342	$424,348
W. Matt Ralls	$90,000	$230,006	-	-	-	$41,193	$361,199
Marcus A. Watts	$75,000	$230,006	-	-	-	$13,311	$318,317

*	Restricted stock units were issued pursuant to the Company’s Nonemployee Director Deferred Compensation Plan in lieu of quarterly cash retainer and leadership fees totaling $45,000 for Mr. Boswell, $75,000 for Mr. Delaney and $105,000 for Mr. Kelley.
(1)	The amounts in this column reflect the grant date fair value with respect to restricted stock units in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 for the fiscal year ended December 31, 2020. Assumptions used in the calculation of these amounts are included in Note 14 of the Notes to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 (the “Form 10-K”). In February 2020, each nonemployee director received a grant of 14,744 restricted stock units, with a grant date fair value of $230,000 based on the closing price of the Common Stock on the February 19, 2020 grant date. The restricted stock units vest on the grant date, but are not payable by the Company in shares of Common Stock until the date the nonemployee director ceases to be a director of the Company. The aggregate number of restricted stock units outstanding at December 31, 2020, including those issued in lieu of quarterly cash retainer and leadership fees, held by each nonemployee director is as follows:

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Name	Total RSUs
Dorothy M. Ables	58,352
Rhys J. Best	140,124
Robert S. Boswell	61,602
Amanda M. Brock	36,964
Peter B. Delaney	34,493
Robert Kelley	229,116
W. Matt Ralls	106,669
Marcus A. Watts	36,964

(2)	The amounts in this column for each director include quarterly cash dividend equivalents paid on the restricted stock units.

Code of Business Conduct

All employees, officers and directors are required to comply with the Company’s Code of Business Conduct to help ensure that the Company’s business is conducted in accordance with the highest standards of moral and ethical behavior. The Code of Business Conduct covers all areas of professional conduct, including conflicts of interest, customer relationships, insider trading, financial disclosure, intellectual property and confidential information, as well as requiring strict adherence to all laws and regulations applicable to the Company’s business.

Employees, officers and directors are required annually to reply to a Code of Conduct Questionnaire, which is designed to elicit information related to any known or possible violation of the Code. The full text of the Code of Business Conduct can be found on the Company’s website at www.cabotog. com, under the “Governance” section of “About Cabot.” The Company will satisfy the requirement to disclose any amendments to or waivers from certain provisions of its Code of Business Conduct by posting such information on the website at that location.

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COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

This Compensation Discussion and Analysis (“CD&A”) provides stockholders with an understanding of our compensation philosophy, objectives, policies and practices in place during 2020, as well as the factors considered by our Compensation Committee of the Board of Directors (the “Committee”) in making compensation decisions for 2020. This CD&A focuses on the compensation of our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated officers for 2020 (the “NEOs”), namely:

Dan O. Dinges	Chairman, President & Chief Executive Officer
Scott C. Schroeder	Executive Vice President & Chief Financial Officer
Jeffrey W. Hutton	Senior Vice President, Marketing
Phillip L. Stalnaker	Senior Vice President, Operations
Steven W. Lindeman	Senior Vice President, EHS and Engineering

Our compensation plans and practices are designed to align the financial interests of our NEOs with the financial interests of our shareholders. To that end, we provide our NEOs with a competitive base salary, an annual cash bonus opportunity based on the achievement of specific goals aligned with shareholder value creation and long-term incentives tied to long-term total shareholder return and annual cash flow attainment. For the NEOs, in 2020 the level of at-risk pay ranged from 80% to 92% of the total annual compensation opportunity, with the CEO having the highest level of at-risk pay.

2020 Financial and Operational Highlights

2020 was another year of significant positive performance for Cabot, in spite of the environment being drastically changed from 2019. The year started with a reduced outlook for natural gas prices that was quickly followed by the arrival of the COVID-19 pandemic. In spite of these challenges that persisted throughout the entire year, Cabot was able to again deliver on its objectives for the year, which included: generating free cash flow, providing returns to shareholders, maintaining its asset base and production levels, improving overall unit cost and finding costs and reducing absolute debt. Highlights of our accomplishments in 2020 include:

•	Free Cash Flow(1): Generated free cash flow of $109 million, even after experiencing the lowest realized natural gas price for a full year in our history.
•	Returns to Shareholders: Paid $159.4 million in dividends to shareholders, returning 146% of free cash flow to shareholders in 2020.
•	Return on Capital Employed: Achieved 7.6% ROCE(1), driven by $200 million in net income for the year, in spite of the challenged natural gas price realizations.
•	Absolute Targets for Production and Reserves: Grew reserves by 6% year over year and maintained production at less than 1% below the prior year, even after a curtailment program in response to low natural gas prices that persisted for portions of the third and fourth quarters.
•	Further Cost Improvements: Reduced cost per unit over 2019 by $.01 each for both total unit operating cost and finding costs for all sources(1), achieving $1.43 per Mcfe and $.35 per Mcfe, respectively.
•	Lower Debt: Repaid through operating cash flow $87 million to reduce leverage, leaving Cabot with the lowest absolute debt level of its peer group.

(1)	ROCE, free cash flow and finding costs for all sources are not measures calculated in accordance with generally accepted accounting principles (GAAP). Please see Appendix A for additional information.

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2020 Compensation Highlights

•	No salary or target bonus increases for NEOs. When 2020 compensation decisions were made in February 2020, the Committee took into account both the Company’s record-setting 2019 operational and financial achievements, as well as the countervailing macro-environmental and market factors in deciding to award no base salary or target bonus increases to the NEOs for 2020. This decision was made prior to the U.S. government’s declaration of the national disaster brought on by the COVID-19 pandemic and the resulting financial and industry crises, but supported the Company’s sustainable compensation structure throughout 2020 and early 2021.
•	Total Shareholder Return (“TSR”) Performance Awards vested at 200% of target. Due to our second-place ranking among our compensation peer group, performance shares granted to our executives in 2018 with vesting contingent upon our relative three-year TSR vested at 200% of target. The one peer company that performed better than Cabot over the most recent performance period is considered an oil company by the investment community as it produces primarily oil, which experienced a more robust commodity price over the period than natural gas, whereas Cabot produces only natural gas. Even so, the difference in TSR between the company in the top position and Cabot was only 0.7%.
•	Annual cash incentive bonus for NEOs paid out at 100% of target. The six performance metrics for the 2020 annual cash incentive awards tracked the Company’s budgeted levels approved in February 2020, prior to the COVID-19 pandemic in the United States, with the final result that two of the performance metrics met or exceeded target and four metrics fell slightly below target levels. In addition to these outcomes, the Committee considered the Company’s historic achievement of its 2020 corporate objective of producing its first sustainability report, based on the SASB reporting framework, in awarding the strategic evaluation component of the annual cash incentive bonus. The result was that the Committee approved a payout to the NEOs of 100% of target.
•	Performance awards based on operating cash flow met target. Our performance target for our hybrid performance shares of achieving at least $100 million of operating cash flow in 2020 was met, resulting in the annual vesting of hybrid performance shares granted to executives over the last three years.
•	Over 95% of shares voted approved executive compensation. At our most recent annual meeting in May 2020, over 95% of the votes cast supported our executive compensation practices. Due to this high level of support, and our performance in 2020, the Committee continued our 2020 compensation practices relatively unchanged in 2021, with the exception that the 2021 TSR performance share awards included a “negative TSR modifier.” See “Long-Term Incentive Awards – TSR Performance Shares” below for a full discussion of this change to our executive awards.

Our Pay for Performance Alignment

We have maintained consistent and disciplined performance-based compensation programs for all of our executives. For many years, the Committee has awarded compensation opportunities to our CEO and other executives that require meaningful relative stock price and absolute financial performance to deliver targeted realized compensation levels. The allocation of 2020 compensation among salary, short-term incentives and long-term incentives for our CEO and the other NEOs, on a weighted average basis, reflects this guiding principle, as show below:

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Long-Term Incentives

In 2020, the Committee awarded 65% of the CEO and CFO’s, and 60% of each other executive’s, long-term incentive opportunity in the form of performance shares payable solely on the basis of our total shareholder return relative to our industry peer group over a three-year performance period (“TSR performance shares”). This metric directly aligns the interests of our management team with those of our shareholders. Our TSR performance over the past three years relative to our peers generated above-target payments for executives from the TSR performance shares. The CEO’s award and the relative performance achieved for the most recently completed performance period are as follows:

CEO TSR PERFORMANCE SHARE AWARD – REALIZED PAY

			Percentage of Target
Performance Period Achieved(1)	Target Value Awarded	Peer Rank Achieved	Achieved	Earned Award Value
2018–2020	$4,800,009	2nd of 14	200%	$6,722,077

(1)	This performance period ended December 31, 2020. Target value awarded is based on the number of performance shares awarded multiplied by the closing stock price of the Company’s Common Stock on the date of grant, which was $23.25. The earned award value is based on the closing stock price of the Company’s Common Stock on December 31, 2020, which was $16.28, and the percentage of target achieved, based on the Company’s total shareholder return, relative to its peers, over the three year performance period.

In 2020, we awarded 35% of the CEO’s and CFO’s, and 40% of each other executive’s, long-term incentive value through hybrid performance shares that require threshold achievement based on a financial metric (see “Hybrid Performance Shares” below). The hybrid performance shares vest on a three-year graduated schedule, with 25% of the award vesting on each of the first two anniversaries of the date of grant and 50% vesting on the third anniversary. To date, all the CEO’s hybrid performance share awards have satisfied the required performance criteria at their scheduled vesting date.

Short-Term Incentive

In 2020, the Company’s short-term incentive program de-emphasized growth metrics and emphasized financial returns by decreasing the weight of the reserve and production metrics and adding a free cash flow metric which, when combined with the existing ROCE metric, represents 30% of the bonus opportunity, before the strategic component. The two operating metrics – absolute production and reserves – are paired with related cost metrics, to incentivize a focus on returns on investment. In this way, executives are rewarded in the short-term for creating long-term value for shareholders.

Effects of Say on Pay and Shareholder Outreach

In setting 2020 executive compensation, the Committee considered the outcome of the say-on-pay vote at the three most recent annual meetings as strongly supportive of our pay practices and incentive programs. Those results were as follows:

•	98% in favor of the 2018 annual meeting;
•	97% in favor of the 2019 annual meeting; and
•	95% in favor of the 2020 annual meeting.

Furthermore, our shareholders have supported our compensation programs since the imposition of the say-on-pay vote, with approval rates of 95% or above since the first vote in 2011. As a result, the Committee concluded that the 2020 compensation paid to our NEOs and our overall pay practices were well-aligned with shareholders’ interests and Company performance.

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Overview of Our Compensation Program

Philosophy and Objectives of Our Compensation Program

The Committee oversees an executive compensation program designed to attract, retain, and engage highly qualified executives and to capture value for shareholders. The primary objectives of our compensation program are:

•	To align executive compensation with our business strategy;
•	To encourage management to create sustained value for the shareholders while managing inherent business risks;
•	To attract, retain, and engage talented executives; and
•	To support a long-term performance-based culture throughout the Company.

We achieve these objectives by:

•	Assigning in excess of 80% of NEO compensation to at-risk, performance-based incentive opportunities;
•	Tying incentive plan metrics and goals to shareholder value principles; and
•	Having balanced, open and objective reviews of goals and performance.

The Committee believes that each of these objectives carries an equal amount of importance in our compensation program.

Our Compensation Practices

The following practices and policies ensure that our executives’ compensation is aligned with shareholders’ interests.

What we do:	What we don’t do:
Emphasis on long-term, performance-based equity compensation	No hedging or pledging of company stock by executive officers or directors
Short-term incentive compensation based on disclosed performance metrics (with payout caps)	No excise tax gross-ups for executive officers appointed after 2010
Substantial stock ownership and retention requirements for executive officers and directors	No vesting of equity awards after retirement if competing with Company
Provide for “double trigger” cash payouts in change-of-control agreements	No re-pricing or discounting of options or stock appreciation rights (“SARs”)
Clawback policy	No performance metrics that would encourage excessive risk-taking
Hold annual advisory “say-on-pay” vote	No dividend equivalents paid to executive officers on unvested equity awards until vested
Only independent directors on Compensation Committee
Use an independent compensation consultant

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Elements of Our Compensation Program

We use various components of executive compensation, with an emphasis on variable compensation and long-term incentives. The components of executive compensation are presented in the table below and discussed in more detail later in this section of the Proxy Statement.

Compensation Component	Form/Timing of Payout	Purpose	How We Determine Amount
Base Salary	Paid in cash throughout the year	Compensate fairly for position, experience, expertise and competencies.	Base salaries are targeted to approximate the compensation peer group median, taking into account the competitive environment, as well as the experience and accomplishments of each executive.
Annual Cash Incentive Bonus	Paid in cash after the year has ended and performance has been measured

Motivate and reward performance achievement against a set of business and individual goals:

•   Financial goals (unit costs, finding costs, ROCE, free cash flow);

•   Operational goals (specific objectives tied to absolute production and reserve targets);

•   Discretionary objectives aligned with corporate strategy; and

•   Qualitative performance evaluated by the Committee.

Annual bonus opportunities are established as a percentage of base salary and are targeted to approximate average industry bonus percentage levels for comparable executive positions.

Annual payout is determined by comparing actual performance during prior year to established thresholds and a strategic component. The Committee retains authority to exercise negative discretion in determining the total bonus pool.

Long-Term Incentives	60%-65% TSR performance shares payable in stock (and cash for achievement over target) Cliff vest three years from the grant date	Promote alignment of executive decisions with shareholder interests through performance awards where value varies with Company stock performance relative to a peer group over a three-year performance period.	The value of equity awards is generally targeted above the median of the peer group, although other individual and Company circumstances influence the award amounts. Payout at target levels for TSRs at median of peer group and up to 200% for top performance.

	35%-40% hybrid performance shares payable in stock Vest over three years (25% / 25% / 50%)	Encourage executives to achieve multi-year strategic and financial objectives. Annual vesting contingent upon operating cash flow exceeding $100 million.	The value of equity awards is generally targeted above the median of the peer group, although other individual and Company circumstances influence the award amounts. Annual vesting at target level for achievement of performance goal in prior year and no vesting if not achieved.

Executive Compensation

We believe the following executive compensation policies and programs effectively serve the interests of the shareholders and the Company. The Committee has worked over the years to devise, manage and provide an executive compensation program that is designed to meet its intended objectives and contribute to the Company’s overall success.

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2020 Committee Activity

During 2020, the Committee held three regular meetings, one in each of February, July and October. In addition, the Committee held a meeting on December 31, 2020 for the purpose of certifying the results for the TSR performance share awards with a performance period of 2018–2020 that vested on December 31, 2020.

At the time the 2020 awards were granted and periodically throughout the year, the Committee referenced the Fall 2019 competitive market study of the peer group by Meridian Compensation Partners, LLC (“Meridian”), the Committee’s independent compensation consultant. Based on the study and the CEO’s recommendations with respect to the other Company officers, the Committee determined 2020 salaries, bonus payouts for 2019 performance, certified the 2019 results for payouts of a portion of each of the hybrid performance shares granted from 2017 to 2019, and the annual grant of long-term incentive awards for our officers. A detailed discussion of each item of compensation can be found below under “2020 Compensation Decisions.”

Also at the February 2020 meeting and prior to making any compensation decisions, the Committee reviewed a detailed analysis of stock ownership and retention levels for each NEO. Over the course of the year, the Committee reviews each element of compensation for the NEOs, including elements of total direct compensation and payments upon severance or change of control, as well as other benefits and perquisites. Lastly, at the February 2020 meeting, the Committee and the Board of Directors discussed and approved the 2020 performance criteria for the 2020 cash bonus plan.

During 2020, the Committee reviewed an analysis prepared by Meridian of 2019 executive compensation reported by our peer group. From the available 2019 survey information, the Committee evaluated its compensation decisions relative to our peer group. The Committee also reviewed an analysis prepared and presented by Meridian of current compensation issues and trends, including a 2020 competitive market study of executive compensation among the peer companies. This analysis, along with other data and reports, is utilized in the Committee’s review of all components of compensation in the following February meeting.

Industry Peer Group

We use one peer group for both compensation competitive analysis and to measure the relative performance of our TSR performance shares. The Committee chose these companies because they represent our direct competitors of similar size and scope in the exploration and production sector of the energy industry, and include several companies that compete in our core areas of operation for both business opportunities and executive talent. The peer group changes from time to time due to organic changes in the Company or its peers, business combinations, asset sales and other types of transactions that cause peer companies to no longer exist or to no longer be comparable. The Committee approves all revisions to the peer group. Based on 2020 year-end closing market prices, the market capitalization of companies in our industry peer group ranged from approximately $1.5 billion to $18.7 billion. Our market capitalization at 2020 year-end was approximately $6.5 billion.

The peer group for the TSR performance cycle that began in 2019 and 2020 is as follows:

Antero Resources Corporation	Marathon Oil Corporation
Apache Corporation	Murphy Oil Corporation
Chesapeake Energy Company	Noble Energy Inc.
Cimarex Energy Company	Ovintiv Inc.
Concho Resources Inc.	Pioneer Natural Resources Company
Continental Resources Inc.	Range Resources Corporation
Devon Energy Corporation	Southwestern Energy Company
EQT Corporation	WPX Energy, Inc.

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In February 2021, the Committee selected replacements for certain members of the peer group that were either merged out of existence or, due to recent restructurings, were no longer comparable to Cabot. The resulting peer group for the 2021-2023 performance cycle is as follows (entrants in bold).

Antero Resources Corporation	EQT Corporation
Apache Corporation	Marathon Oil Corporation
CNX Resources Corporation	Murphy Oil Corporation
Cimarex Energy Company	Ovintiv Inc.
Continental Resources, Inc.	Pioneer Natural Resources Company
Devon Energy Corporation	Range Resources Corporation
Diamondback Energy, Inc.	Southwestern Energy Company

Role of the Compensation Consultant

The Committee employs the services of an independent executive compensation consultant. In 2020, the Committee engaged Meridian as its independent consultant, and Meridian has also been retained by the Committee for 2021. Meridian is responsible for preparing and presenting a comprehensive competitive market study of the compensation levels and practices for a group of industry peers. The Committee-approved industry peer group is listed and described in more detail above at “Industry Peer Group.” Meridian is also responsible for preparing and presenting an outside director compensation study using the same industry peer group. The Committee relies on Meridian for input on pay philosophy, current market trends, legal and regulatory considerations and prevalence of benefit and perquisite programs. A representative of Meridian attends all regular meetings of the Committee and participates in most executive sessions.

In October 2020, the Committee reviewed the independence of Meridian, and found it to be independent and without conflicts of interest in providing services to the Committee. In making such determination, the Committee considered the six factors established by the NYSE. Fees paid by the Company to Meridian account for less than 1% of Meridian’s total annual revenues. The Committee reviewed Meridian’s policies and procedures designed to prevent conflicts of interest. To the knowledge of Meridian, there are no personal relationships among Meridian partners, consultants or employees and members of the Committee or the Company’s management. To the knowledge of Meridian, none of the Meridian partners, consultants or employees providing services the Committee owns Company stock. Meridian works exclusively for the Committee and performs no services directly for management. Management does not retain the services of a compensation consultant.

Role of Executives in Establishing Compensation

Our Chairman, President and CEO makes recommendations at least annually, and as new officers are hired, to the Committee with respect to salary, bonus and long-term incentive awards for all other executive officers. In making recommendations, our CEO considers input from Meridian’s independent competitive market study, internal pay equity issues, individual performance and Company performance. The CEO’s recommendations are just one of the factors considered by the Committee, in conjunction with the other factors discussed in this CD&A, in setting compensation for all executive officers. The Executive Vice President and Chief Financial Officer (“CFO”), who is ultimately responsible for human resources administration, provides the Committee with survey data from a wider group of companies in the energy sector than the industry peer group described above, which the Committee uses for evaluation of non-executive compensation trends, and general administrative support implementing the Committee’s decisions. The CEO and CFO also provide recommendations to the Committee regarding appropriate bonus metrics, taking into account current industry drivers and Company strategic objectives, as well as appropriate performance targets for each year. The CFO and his staff assist the Committee in determining bonus payouts by providing the calculations of bonus

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metric achievement, which the Committee takes into account in determining the ultimate bonus payout pool each year. The CEO and CFO, along with the Vice President, Administration and Corporate Secretary, attend the Committee meetings; however, the officers are excused from the meetings to enable the Committee to meet privately in executive session, both with and without the compensation consultant also being present. The executives listed above prepare materials and agendas for the Committee meetings and prepare the long-term equity plans and award agreements, as directed by the Committee, for approval. The terms of all award agreements and the specific individual awards for executives, however, are all approved by the Committee and, as needed, by the Board of Directors.

2020 Compensation Decisions

In February 2020, the Compensation Committee met to establish executive compensation levels for the year. In setting those levels, the Compensation Committee took into account many macro-economic and industry factors, as well as specific attributes of Cabot’s performance and structure that impact the relative value to the Company of the contributions made by the executive team. Among the factors specific to Cabot’s 2019 performance and structure considered by the Committee were:

•	the achievement of record-setting financial metrics
•	the achievement of the lowest cost structure in the peer group
•	the record level of Return on Capital Employed (ROCE)
•	the return of in excess of the targeted level of 50% of free cash flow to the shareholders
•	the achievement of the lowest debt levels in the peer group
•	the lowest General and Administrative costs and the smallest staff at all levels, including the executive level, of the peer group

Among the countervailing macro-environmental factors recognized by the Committee in February 2020 were:

•	the oversupplied energy market
•	the trend of negative shareholder returns for the industry as a whole (including Cabot)
•	the level of investor dissatisfaction with perceived industry financial performance and discipline
•	the challenged commodity price levels

The Committee took note that the achievements of the executive team, which increased the Company’s competitiveness within the peer group, while exemplary, did not result in returns to the shareholders in the form of higher stock prices, due to the impact of the macro-economic and industry factors discussed above. In light of these competing forces, the Committee took a conservative approach in setting 2020 compensation levels for each of the elements of compensation discussed below, generally holding compensation opportunities flat to 2019. The Committee balanced the need to retain and reward excellent management performance with the need to align executive compensation with shareholder returns.

There are three major elements of the executive in-service compensation program: (1) base salary, (2) annual cash incentive bonus and (3) long-term incentive equity awards. Company perquisites are a minor element of the executive compensation program. This design generally mirrors the pay practices of the exploration and production industry generally and our selected industry peer group. Our compensation is intentionally weighted toward long-term equity-based compensation. Each element is described below.

Mr. Dinges, our Chairman, President and CEO, has a significantly broader scope of responsibilities than the other named executive officers. The difference in compensation for Mr. Dinges described below primarily reflects these differing responsibilities and, except as described below, does not result from the application of different policies or decisions with respect to Mr. Dinges.

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Base Salary

The Committee believes base salary is a critical element of executive compensation because it provides executives with a base level of monthly income. The base salary of each executive, including the NEOs, is reviewed and approved annually by the Committee. The CEO’s salary is established by the Committee (and ratified by the Board of Directors) and the other executives’ salaries are established jointly by the CEO and the Committee. Base salary is targeted for all executive positions near the median level of the peer group. Individual salaries take into account our established salary policies and our current salary budget; the individual’s levels of responsibility, contribution and value to the Company; individual performance; prior relevant experience; breadth of knowledge; and internal and external pay equity issues. There were no base salary increases for the NEOs in 2020.

Name	Title	2019 Base Salary	2020 Base Salary
Mr. Dinges	Chairman, President and Chief Executive Officer	$1,100,000	$1,100,000
Mr. Schroeder	Executive Vice President and Chief Financial Officer	$629,000	$629,000
Mr. Hutton	Senior Vice President, Marketing	$445,000	$445,000
Mr. Stalnaker	Senior Vice President, Operations	$445,000	$445,000
Mr. Lindeman	Senior Vice President, EHS and Engineering	$445,000	$445,000

In October 2020, the Committee reviewed two competitive market studies for compensation of the peer group prepared by our independent consultant. The Committee noted that Mr. Dinges’ 2020 base salary of $1,100,000 was near the midpoint of the industry peer group for the 2020 competitive data. The Committee views the CEO salary level as consistent with its philosophy of delivering a relatively higher percentage of CEO compensation through long-term incentives. The base salaries of most of the other NEOs exceeded the midpoint of the peer group, due to individual experience in each role and differences in peer organization management structures relative to ours. The Committee views these salary levels as consistent with its compensation philosophy, given the long tenure of the current NEOs in their positions and the breadth of responsibility borne by each of the NEOs relative to their most comparable positions at most of the peer companies. The Committee took no additional action to revise base salaries during the year.

Annual Cash Incentive Bonus

The annual cash incentive bonus opportunity provides the NEOs, as well as other executives and key employees, with an incentive in the form of an annual cash bonus to achieve overall business goals. The bonus opportunity is stated as a percentage of base salary and is set using the Committee’s philosophy to target bonus levels (as a percentage of base salary) consistent with the competitive market for executives in similar positions. Annual bonus opportunities are based on metrics and performance goals that are of primary importance to the Company during the coming year and motivate executives to achieve those goals.

2020 Performance Metrics and Goals

The bonus plan is designed to incentivize desired outcomes for Company financial performance by using measurable, value-generating metrics, that when achieved at target or higher levels, are additive to shareholder value and returns. To motivate and reward good business judgement, certain key metrics are linked together, producing more fulsome and balanced decision-making. In 2018, the Committee adjusted the bonus plan metrics by first adding a financial returns metric, ROCE, and reducing the emphasis on growth of production and reserves, which had been the core tenet in the industry for many years. In 2020, the Committee continued this trend by removing entirely the emphasis on growth

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in reserves and production and making those metrics absolute measurements, further decreasing the weighting of these two metrics from 20% to 10% and adding more emphasis on financial returns. In 2020 the Committee added a new free cash flow metric, which is linked with ROCE, both of which are weighted at 15%. The 2020 bonus opportunity metrics and weighting are as follows:

	Performance Achievement Range	X	Conditional Multiplier of 1.5x	X	Weighting Factor	=	Bonus Achievement Range (% of Target)
Absolute Reserves Finding Cost			Applies if both metrics greater than 100% achievement (subject to 275% maximum)		10% 15%		0–27.5% 0–41.25%
Absolute Production Unit Operating Cost	0-275%		Applies if both metrics greater than 100% achievement (subject to 275% maximum)		10% 15%		0–27.5% 0–41.25%
Return on Capital Employed (ROCE) Free Cash Flow			Applies if both metrics greater than 100% achievement (subject to 275% maximum)		15% 15%		0–41.25% 0–41.25%
Strategic Evaluation			No multiplier		20%		0–55%
Total Bonus Achievement							0–275%
Maximum Bonus Payout 250%

At the start of each year the bonus metrics and performance goals are established with the target level of performance (100%) based on the operating budget approved each February by the Board of Directors. The performance goals for no payout (0%) and a payout at 200% of target for each metric are also created at this time. The bonus plan places a cap on the performance achievement for each metric at 275% of target, which allows for some additional benefit for above-range performance, but removes the potential of one metric creating a disproportionate payout. Additional parameters for the 2020 annual cash incentive bonus plan include a weighting multiplier of 1.5 times for each of two grouped metrics if actual performance on each of the grouped metrics is at target (100%) or above, up to the 275% maximum performance achievement per metric. The grouped metrics are: (1) Absolute Reserves and Finding Cost, (2) Absolute Production and Unit Operating Cost, and (3) Return on Capital Employed and Free Cash Flow. The Committee established the weighting multiplier on the grouped metrics to encourage a balanced approach to achieving operational goals and to discourage over-achievement of one metric in a manner that adversely affects the grouped metric. For example, excessive spending on a development program could help achieve the reserve metric at levels above target levels, but cause finding costs to increase to unacceptable levels. By grouping the reserve and finding costs metrics together, and using a weighting multiplier of 1.5 for achieving target or above on both metrics, the Committee is rewarding economic efficiency in operations, which we believe creates long-term shareholder value.

With respect to the strategic evaluation metric, the Committee evaluates key influences on Company performance not taken into account in the other metrics. These may include the management of capital spending, environmental and safety performance, net income performance, organizational leadership and other factors the Committee deems to have been important in the prior year’s performance, and may vary from year to year. The Committee follows no set performance targets relating to these factors. In general, the Committee expects to award the target (100%) level of performance of the strategic evaluation metric in years when the Company meets internal and external performance expectations with respect to these factors, but could assign no achievement to this metric (0%) up to the maximum level of 275% of achievement of this metric. The strategic evaluation metric is not a grouped metric so there is no additional weighting multiplier of 1.5 times on this metric.

The bonus plan has a maximum award payout of 250% of target in the aggregate.

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Determination of Bonus Payout

Upon completion of each fiscal year, the bonus formula established for the bonus plan for that year, as described above, is calculated using the actual achievement for each of the bonus metrics from the prior year, and the Committee’s assessment of the strategic evaluation component. The formula yields a potential overall bonus pool payout, stated as a percentage of target. The CEO makes recommendations to the Committee for annual bonuses to be paid to each executive officer (other than the CEO), based on the formulaic output for the total bonus pool, with individual performance adjustments recommended by the CEO. The Committee references both the CEO’s recommendations and the formula output in determining the bonuses to be paid to the NEOs other than the CEO. The Committee also retains discretion to take into account the effect on the bonus metrics of unanticipated factors, such as acquisitions and divestitures, which are not part of establishing the target metrics because the Company cannot budget these activities, when arriving at the approved total bonus pool. When acquisition or divestiture activity occurs, for example, the Committee assesses its impact and exercises its discretion to adjust for the impact on the overall bonus pool. The Committee will determine the total bonus pool payout, but individual awards can vary from the payout, at the discretion of the Committee. The Committee will also take into account the formulaic output in determining the CEO’s bonus payout, along with Company and individual performance, as discussed further below.

2020 Bonus Opportunity

For 2020, the Committee did not increase the target bonus opportunity for any of the NEOs over 2019 levels. During 2020, the bonus opportunity for the NEOs was as follows:

Executive	Title	Target Bonus (% of Salary)	Target Bonus Value
Mr. Dinges	Chairman, President and Chief Executive Officer	130%	$1,430,000
Mr. Schroeder	Executive Vice President and Chief Financial Officer	110%	$691,900
Mr. Hutton	Senior Vice President, Marketing	80%	$356,000
Mr. Stalnaker	Senior Vice President, Operations	80%	$356,000
Mr. Lindeman	Senior Vice President, EHS and Engineering	80%	$356,000

In 2020, actual performance under the bonus metrics compared to the performance goals was as follows:

*ROCE is not a measure calculated in accordance with generally accepted accounting principles (GAAP). Please see Appendix A for additional information.

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The results of the bonus metrics for 2020 were exceptional in light of world events and the lowest natural gas price realizations in the Company’s 31-year history as a public company. In spite of these challenges, the Company generated $109 million of free cash flow for the year, for the fifth consecutive year, while achieving a 7.6% return on capital employed (ROCE). With regard to the bonus cost metrics, unit operating costs for 2020 edged lower to $1.43 per Mcfe, which is a record low for the Company, and all sources finding costs also showed a slight improvement over the prior year to $0.35 per Mcfe. From the 2020 capital investment program, the Company added 1.6 Tcfe of new reserves, bringing our proved reserves to 13.7 Tcfe, partially offset by 858 Bcfe of production for the year. These reserves and operational results were in line with the Company’s 2020 budget, even though throughout 2020, we experienced a 27% decline in absolute investment levels from the prior year. Based on these six bonus metrics, the formulaic bonus payout would have been slightly below target. For the strategic evaluation component of the bonus, the Committee considered management’s strategic decision to curtail 13 Bcfe (net) of production when natural gas prices were uneconomic and the Company’s achievements in reducing greenhouse gas emissions and publishing its inaugural sustainability report, along with the countervailing negative market influences for the industry, including supply and demand fundamentals. The result of this analysis was that the Committee awarded a portion, but not all, of the strategic evaluation component of the bonus, bringing the overall bonus payout to the target level.

2020 CEO Bonus Payout

Upon completion of each fiscal year, the Committee determines the CEO’s annual cash incentive bonus based on Company performance, the results of the bonus plan formula described above and the Board’s annual CEO performance evaluation. The independent directors of the Board discuss and ratify the CEO’s annual cash incentive bonus payment, considering the factors stated above and any factors relating to performance that were particularly significant in the year in question.

For 2020, the Committee noted in particular:

•	The prudent and effective action taken by the Company in response to the COVID-19 pandemic, which allowed the Company to safely carry out its business plan with no disruptions.
•	The Company’s achievement of reported net income of $201 million, net cash provided by operating activities of $778 million and free cash flow(1) of $109 million, in a year where realized natural gas prices were the lowest in the Company’s 31 year history as a public company;
•	Production of 857.7 Bcfe for the year, which is essentially flat to the prior year even though capital expenditures declined 27% from the prior year;
•	Proved reserves of 13.7 Tcfe, an increase of 6% year-over-year, with over 8.6 Tcfe of proved developed reserves;
•	The reduction of debt by $87 million;
•	The return of $159 million of capital to shareholders (146% of free cash flow(1));
•	Delivery of a return on capital employed(1) of 7.6%; and
•	Operating efficiency and cost management resulting in a year-over-year improvement in operating expenses per unit and all-sources finding and development costs(1).

The Committee evaluated these factors and concluded that they provided Cabot a solid foundation for 2021 and beyond, and resulted in the Committee approving the CEO’s bonus payout for 2020 at 100% of target. The bonus payout for the other NEOs was also 100% of target. See “Executive Compensation–Summary Compensation Table” below for actual bonuses paid to the NEOs.

Long-Term Incentive Awards

In 2020, the Committee continued its established practice of awarding two types of performance shares—TSR performance shares and hybrid performance shares—to provide long-term incentives to our NEOs.

The award allocation to the NEOs in 2020 is designed to provide 60-65% of the targeted grant-date value from TSR performance shares and 35-40% from hybrid performance shares, which are time-vested, subject to a performance condition. The total size of the long-term incentive awards is based on a number of factors, including peer group and related industry competitive practice, which is used as a point of reference to gauge appropriate total compensation levels for a company of our size, business complexity and growth profile. The Committee does not typically consider prior period long-term incentive awards, such as the amount of equity previously granted and

(1)	ROCE, free cash flow and finding costs for all sources are not measures calculated in accordance with generally accepted accounting principles (GAAP). Please see Appendix A for additional information.

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outstanding, or the number of shares owned, when determining annual long-term incentive awards.

All long-term incentives awarded to our NEOs in 2020 were granted under the 2014 Incentive Plan.

TSR Performance Shares

The Committee believes performance shares based on the Company’s total shareholder return relative to that of its peers provides a strong link between the performance of the executives and their pay, whereas other types of equity awards, such as stock options, may not. The Committee also believes that a relative comparison of performance against peers over a three-year period, as opposed to a single year, provides a better evaluation of how management performed under changing economic conditions. For these reasons, the Committee believes that our TSR performance share awards are a good measure of performance versus the peer group and appropriately link stock performance and compensation. To allow for payouts in excess of target without excessive dilution or the need to reserve shares in excess of target, all payouts in excess of 100% of target are paid in the cash value of the shares, based on the closing trading price of our Common Stock on the last day of the performance period. For additional information about the 2020 awards of TSR performance shares, see the table “Grants of Plan-Based Awards” below.

“Negative TSR” Modifier for 2021 Awards

In February 2021, the Committee added a feature to new TSR Performance Share awards to respond to broad investor feedback about performance incentives tied to relative TSR performance. The new feature will reduce the number of each award’s earned performance shares if 1) the Company’s actual TSR performance is negative over the three-year performance period, and 2) the base calculation indicates an above-target pay outcome. The severity of the reduction increases with the severity of the negative performance and the reduction will occur regardless of the Company’s relative TSR rank. Even if the Company’s TSR performance ranks first in its peer group, negative absolute TSR will cause a reduction in the percentage of earned shares, but not below 100% of the award, as follows:

Three-year Cumulative TSR (%)	Reduction of Performance Shares Earned
0% to -10%	10 percentage points
-11% to -20%	25 percentage points
-21% or lower	50 percentage points

The Committee believes this approach responds to broad investor feedback while also preserving the awards’ underlying performance incentive.

Hybrid Performance Shares

Due to restricted stock share limitations under the 2014 Incentive Plan and consistent with its focus on performance, in 2020 the Committee again awarded hybrid performance shares instead of restricted stock. The hybrid performance shares vest over a three-year period from the date of grant, with 25% vesting in each of the first two years and 50% vesting in the third year, provided the Company has $100 million or more operating cash flow in the fiscal year prior to the vesting date. Hybrid performance shares have less underlying volatility than traditional performance shares, and therefore help manage attrition risk by creating a more sustained forfeitable stake in the Company. For additional information about the hybrid performance shares, see the table “Grants of Plan-Based Awards” below.

Personal Benefits and Perquisites

We provide the NEOs with limited perquisites and other personal benefits that the Company and the Committee believe are reasonable and consistent with the overall compensation program to better enable us to attract and retain superior employees for key positions. The Committee periodically reviews the level of perquisites and other personal benefits provided to the NEOs. In an effort to promote physical and financial health of the NEOs, they are provided with club membership dues, a Company-paid physical examination for the NEO and his or her spouse, a financial and tax planning stipend of up to $3,000 annually, life insurance, and spouse travel to certain business meetings. The NEOs are reimbursed for these expenses only if they are incurred. The aggregate cost to the Company of the perquisites and personal benefits described above for the NEOs for 2020 are included under “All Other Compensation” in the Summary Compensation Table below.

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Other Compensation Policies

We offer all our employees, including the NEOs, industry competitive benefits including medical and dental reimbursement, short-term and long-term disability plans, basic life and accident insurance and an employee assistance program. We offer a retirement program consisting of both qualified and nonqualified defined contribution savings plans. See “Elements of Post-Termination Compensation” below for further descriptions of these programs.

Impact of Regulatory Requirements

Section 162(m) of the Internal Revenue Code imposes a $1 million limit on the amount that a public company may deduct for compensation paid to its principal executive officer, principal financial officer, any of its three other most highly compensated executive officers for the taxable year (other than the principal executive officer or the principal financial officer) (collectively the “covered employees”). The group of covered employees also includes certain employees once considered a covered employee, who continues to receive compensation from the Company. For certain grandfathered arrangements in effect as of November 2, 2017, this limitation does not apply to compensation that is paid only if the covered employees performance meets pre-established objective goals based on performance criteria approved by stockholders. We strive to take action, where possible and considered appropriate, to preserve the deductibility of compensation paid to our executive officers. However, other than certain grandfathered arrangements, compensation paid to our expanded group of covered employees will be subject to a $1 million annual deduction limitation. Although the deductibility of compensation is a consideration evaluated by the Committee, the Committee believes that the lost deduction on compensation payable in excess of the $1 million limitation is not material relative to the benefit of being able to attract and retain talented management. We have also awarded compensation that might not be fully tax deductible when such grants were nonetheless in the best interest of the Company and our stockholders. Accordingly, the Committee will continue to retain the discretion to pay compensation that is subject to the $1 million deductibility limit.

Clawback Policy

The Company has adopted a “clawback” policy to allow the Company to recoup paid compensation from current or former executive officers in the event of a material financial statement restatement if the executive’s intentional misconduct caused, in whole or in part, the restatement. The amount of compensation recouped would be that which the executive would not have received if the financials had been properly reported at the time of first public release or filing with the SEC. Both cash and all types of equity compensation are covered by the policy. Our 2014 Incentive Plan makes any award pursuant to the plan subject to any clawback policy adopted by the Committee, so by accepting any award under that plan, each executive agrees to be bound by the policy. The Committee believes that this clawback policy furthers the interests of the Company and shareholders in preventing an executive from being unjustly enriched through misconduct that results in a financial restatement that harms all shareholders. The Committee will continue to monitor the actions of the SEC with regard to the proposed regulations implementing the clawback provisions of Section 954 of the Dodd-Frank Wall Street Consumer Protection Act and will take action to amend the policy to comply with any such regulations, as necessary, when they are finalized.

Elements of Post-Termination Compensation

Savings Investment Plan

The savings investment plan is a tax-qualified retirement savings plan, or 401(k) plan, in which all employees, including the NEOs, may participate. It allows participants to contribute the lesser of up to 50% of their annual salary, or the limit prescribed by the Internal Revenue Service, on a pre-tax basis. We

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match 100% of the first six percent of a participant’s eligible pre-tax contribution. Participants are 100% vested in the Company’s contributions after three years of service, vesting 33% in the first year, 66% in the second year and 100% in the third year.

During 2020, the Company contributed 10% of salary and bonus of all eligible employees, including all eligible NEOs, into the 401(k) plan (or into the nonqualified deferred compensation plan to the extent in excess of the qualified plan limits). Participants are 100% vested in the contributions after three years of service, vesting 33% in the first year, 66% in the second year and 100% in the third year. The Company’s contribution is approved annually by the Board of Directors.

Deferred Compensation Plan

The nonqualified deferred compensation plan provides supplemental retirement income benefits for our NEOs, other officers and other key employees, through voluntary deferrals of salary, bonus and certain long-term incentives. It also allows for the Company to provide its full six percent match and 10% non-elective contribution when contributions of the matching amount cannot be made to our 401(k) plan due to federal income tax limitations. The plan allows the officers to defer the receipt and taxation of income until retirement from the Company. We make no additional contributions to, nor do we pay in excess of market interest rates on, the deferred compensation plan. Amounts deferred by an officer under the deferred compensation plan are held and invested by the Company in various mutual funds and other investment options selected by the officer at the time of deferral. For additional information about the deferred compensation plan, including the investment options and the manner of distributions, see “Nonqualified Deferred Compensation” below.

Retiree Medical Coverage

Our NEOs are eligible for certain health benefits for retired employees, including their spouses, eligible dependents and surviving spouses. The health care plans are contributory with participants’ contributions adjusted annually. Employees become eligible for this benefit if they meet certain age and service requirements at retirement.

Change in Control Agreements

We have change in control agreements with the NEOs and the other executive officers that provide for cash payments and certain other benefits in the event that the employee is actually or constructively terminated within two years of a change in control event. The agreements also provide for accelerated vesting of all equity awards immediately upon a change in control, subject, in the case of the TSR performance shares, to the level of the Company’s TSR performance relative to its peers as of the last day of the month immediately preceding the month in which the change in control event occurs. When approving the plan, the Committee reviewed data regarding similar plans within the peer group and the Company’s industry generally and applied its judgment to determine whether triggering events and benefit levels under these agreements were necessary to meet the Committee’s objectives of encouraging such employees to remain with the Company in the event of a change in control during circumstances suggesting a change in control might occur. The Committee believes this program is important in recruiting and retaining strong leadership and to encourage retention in these situations and that the “double-trigger” for cash payouts meets the stockholders’ expectations that employees not be unjustly enriched upon a change in control.

The cash payments include three times the sum of base salary and the highest bonus paid in the last three years or targeted to be paid in the year of termination. Benefits include continued eligibility for medical, dental and life insurance for three years, provided the employee pays the premiums, three years’ service credit in retirement plans, limited outplacement assistance and tax gross-up on excise taxes for agreements that were in place prior to 2010. In 2010, the Committee adopted a policy to exclude excise tax gross-up provisions for change in control agreements adopted after that date.

The Committee generally views the potential payments and benefits under the change in control agreements as a separate compensation element because such payments and benefits are not expected to be paid in a particular year and serve a different purpose for the executive other than elements of compensation. Accordingly, those payments and benefits do not significantly affect decisions regarding other elements of compensation.

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Stock Ownership Guidelines

The GSR Committee and the Board of Directors have adopted stock ownership guidelines for our officers and directors. Under those guidelines, nonemployee directors must hold 100% of their restricted stock units until they cease to be a director. The Chief Executive Officer and the Chief Financial Officer and Executive Vice President are expected to hold shares of Cabot Common Stock with a market value equal to a minimum of eight times their annual base salary. All Senior Vice Presidents are expected to hold shares of Cabot Common Stock with a market value equal to a minimum of five times their annual base salary. All other executive officers are expected to hold shares of Cabot Common Stock with a market value equal to a minimum of two times their annual base salary.

No sales will be approved if such sale would cause the executive officer’s holdings to go below the minimum required shares and the required minimum level of ownership is expected to be maintained at all times. For newly-appointed or promoted executive officers, there is a five year phase-in period, during which time they are expected to hold all hybrid performance share vestings and 50% of value, in shares, of the after-tax shares received upon the vesting of the TSR awards until such time as they have accumulated the required multiple of their base salaries for their respective positions. Executive officers are required to maintain the required level of ownership, once achieved.

Each of our NEOs exceeds the stock ownership required by the guidelines, as illustrated by the following graph:

Anti-Hedging Policy

We have a policy prohibiting directors and officers from speculative trading in Company securities, including hedging transactions, short selling, and trading in put options, call options, swaps or collars. To our knowledge, all directors and executive officers are in compliance with the policy. The Company’s policy also strongly discourages all other employees from engaging in hedging activities in our stock and any such transaction requires notice and pre-approval, and will only be considered with a valid justification. We are not aware of any hedging activities by our employees in 2020.

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Executive Compensation Business Risk Review

The ownership stake in the Company provided by our equity-based compensation, the extended vesting of these awards and our stock ownership guidelines are designed to align the interests of our NEOs with our shareholders, maximize performance and promote executive retention. At the same time, the Committee believes, with the concurrence of our independent consultant, that our executive compensation program does not encourage management to take unreasonable risks related to the Company’s business. The factors that support this conclusion are our focus on long-term incentive compensation, our use of balanced long-term incentives, metric diversification and capped opportunities in our annual bonus plan and long-term incentives and our stock ownership guidelines.

Compensation Committee Report

The following report of the Compensation Committee of the Board of Directors shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s proxy rules, except for the required disclosure in this Proxy Statement, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934 (“Exchange Act”), and the information shall not be deemed to be incorporated by reference into any filing made by the company under the Securities Act of 1933 or the Exchange Act.

The Compensation Committee of the Board of Directors has reviewed and discussed with management the above Compensation Discussion and Analysis. Based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for filing with the SEC.

The Compensation Committee

Rhys J. Best (Chairman)

Dorothy M. Ables

W. Matt Ralls

Marcus A. Watts

February 17, 2021

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EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes the total compensation paid to or earned by each of the CEO, the CFO and the next three most highly compensated executive officers (“NEOs”) for the fiscal year ended December 31, 2020. Cash bonus amounts paid under the Company’s 2014 Incentive Plan, which are listed in the column titled “Non-Equity Incentive Plan Compensation,” were determined by the Committee at its February 2021 meeting for 2020 performance and, to the extent not deferred by the executive, were paid out shortly thereafter. For additional information about non-equity incentive plan compensation, see “Annual Cash Incentive Bonus” above.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(4)	Total ($)
Dan O. Dinges Chairman, President and Chief Executive Officer	2020	1,142,316	-	11,267,676	-	1,430,000	-	354,714	14,194,706
	2019	1,090,392	-	10,441,509	-	1,930,500	-	368,525	13,830,926
	2018	1,035,581	-	9,546,325	-	2,100,000	-	368,414	13,050,320
Scott C. Schroeder Executive Vice President and Chief Financial Officer	2020	653,206	-	5,121,680	-	691,900	-	207,331	6,674,117
	2019	623,437	-	4,746,113	-	934,065	-	212,467	6,516,082
	2018	590,402	-	4,295,827	-	960,000	-	196,616	6,042,845
Jeffrey W. Hutton Senior Vice President, Marketing	2020	462,132	-	1,510,615	-	356,000	-	134,097	2,462,844
	2019	440,208	-	1,406,618	-	480,600	-	132,487	2,459,913
	2018	413,282	-	1,193,269	-	504,000	-	113,319	2,223,870
Phillip L. Stalnaker Senior Vice President, Operations	2020	462,132	-	1,510,615	-	356,000	-	101,571	2,430,318
	2019	440,208	-	1,406,618	-	480,600	-	105,816	2,433,242
	2018	413,282	-	1,193,269	-	504,000	-	91,505	2,202,056
Steven W. Lindeman Senior Vice President, EHS and Engineering	2020	462,132	-	1,510,615	-	356,000	-	119,725	2,448,472
	2019	440,208	-	1,406,618	-	480,600	-	125,550	2,452,976
	2018	413,282	-	1,193,269	-	504,000	-	99,940	2,210,491

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(1)	Cash bonuses paid pursuant to the 2014 Incentive Plan for 2020, 2019 and 2018 annual performance are listed under the column “Non-Equity Incentive Plan Compensation.”
(2)	The amounts in this column reflect the grant date fair value with respect to both the TSR and the hybrid performance share awards for the relevant fiscal year in accordance with the FASB ASC Topic 718. The grant date fair value of the hybrid performance share awards was the closing stock trading price on the date of grant. The grant date fair values per share used to compute the amounts in this column for the two types of performance shares are as follows:

Grant Date	Grant Date Fair Value per Share (Hybrid)	Grant Date Fair Value per Share (TSR)
February 21, 2018	$23.25	$30.74
February 20, 2019	$24.95	$32.11
February 19, 2020	$15.60	$22.33
The TSR performance shares, including the liability component for cash payments over 100% of target, were valued using a Monte Carlo model. Assumptions used in the Monte Carlo model for the TSR performance share awards, as well as additional information regarding accounting for performance share awards, are included in Note 14 of the Notes to the Consolidated Financial Statements included in the Company’s Form 10-K for the years shown. The Monte Carlo model values for the TSR performance share awards are used solely for financial reporting purposes and are not used by the Compensation Committee of our Board when determining grants. The Committee used closing stock price on the date of grant to set the target TSR performance share awards for each of the NEOs for 2020. The total target stock awards for 2020 at grant date as awarded by the Committee was as follows: Mr. Dinges, $8,800,000; Mr. Schroeder, $4,000,000; Mr. Hutton, $1,200,000; Mr. Stalnaker, $1,200,000; and Mr. Lindeman, $1,200,000.
(3)	The amounts in this column reflect cash incentive awards to the NEOs under the 2014 Incentive Plan, which is discussed in detail above under “Annual Cash Incentive Bonus.”
(4)	The amounts in this column include the Company’s matching contribution to the Savings Investment Plan (401(k) plan), which is discussed above under “Elements of Post-Termination Compensation-Savings Investment Plan.” For 2020, such contribution totaled $17,100 for each NEO. The amounts also include the 10% Company retirement contribution to the 401(k) plan or to the deferred compensation plan, to the extent in excess of the 401(k) plan limits. Such contribution for 2020 totaled $286,882 for Mr. Dinges; $138,327 for Mr. Schroeder; $73,873 for Mr. Hutton; $55,011 for Mr. Stalnaker and $73,873 for Mr. Lindeman. The amounts also include for each NEO some or all of the following:
•	Premiums paid on executive term life insurance;
•	Club dues;
•	Executive physical examination for the NEOs and their spouses; and
•	A financial and tax planning stipend of up to $3,000 per year.

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CEO Pay Ratio

The table below sets forth comparative information regarding:

•	the annual total compensation of our CEO, Mr. Dinges, for the year ended December 31, 2020, determined using the amount reported in the “Total” column of the Summary Compensation Table above;
•	the median of the annual total compensation of all employees of the Company and its consolidated subsidiaries, excluding our CEO, for the year ended December 31, 2020, determined on the basis described below; and
•	a ratio comparison of those two amounts, each as determined in accordance with rules prescribed by the SEC.

For purposes of determining the median of the annual total compensation of all employees of the Company and its consolidated subsidiaries, excluding our CEO, for the year ended December 31, 2020, the applicable SEC rules require us to identify the median employee, by using either annual total compensation for all such employees or another consistently applied compensation measure. In identifying the median employee, we:

•	identified the median employee on December 31, 2020;
•	used total taxable earnings reported on each employees’ W-2, as determined from the Company’s payroll records for the period from January 1, 2020 through December 31, 2020 as our consistently applied compensation measure;
•	included equity-based incentive compensation awards, but, because those awards are not widely distributed to our employees, those awards did not impact the determination of the median employee;
•	included all employees of the Company and its consolidated subsidiaries as of December 31, 2020 whether employed on a full-time, part-time or seasonal basis;
•	did not make any assumptions, adjustments, or estimates with respect to total taxable earnings;
•	did not annualize the compensation for any permanent employees that were not employed by us for all of 2020; and
•	did not use statistical sampling or include any cost of living adjustments.

After identifying the median employee, based on the process described above, we calculated annual total compensation for that employee using the same methodology we used for determining total compensation for 2020 for our named executive officers as set forth in the Summary Compensation Table.

CEO annual total compensation (A)	$14,194,706
Median annual total compensation of all employees (excluding CEO) (B)	$75,986
Ratio of (A) to (B)	187:1

The Company believes that the CEO pay ratio above is a reasonable estimate calculated in a manner consistent with rules prescribed by the SEC.

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2020 Grants of Plan-Based Awards

The table below reports all grants of plan-based awards made during 2020. All grants of awards were made under the Company’s 2014 Incentive Plan.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)(1)	Threshold (#)	Target (#)(2)	Maximum (#)(3)	(#)	(#)	($/Sh)	($)(4)
Dan O. Dinges	02/19/2020	0	1,430,000	3,575,000
	02/19/2020				0	366,667	733,334				8,187,674
	02/19/2020					197,436					3,080,002
Scott C. Schroeder	02/19/2020	0	691,900	1,729,750
	02/19/2020				0	166,667	333,334				3,721,674
	02/19/2020					89,744					1,400,006
Jeffrey W. Hutton	02/19/2020	0	356,000	890,000
	02/19/2020				0	46,154	92,308				1,030,619
	02/19/2020					30,769					479,996
Phillip L. Stalnaker	02/19/2020	0	356,000	890,000
	02/19/2020				0	46,154	92,308				1,030,619
	02/19/2020					30,769					479,996
Steven W. Lindeman	02/19/2020	0	356,000	890,000
	02/19/2020				0	46,154	92,308				1,030,619
	02/19/2020					30,769					479,996

(1)	Amounts in this column represent a bonus payout of 250% of target. See discussion of the bonus factor applicable to the 2020 annual cash incentive bonus in the “Compensation Discussion and Analysis” above under “Annual Cash Incentive Bonus.” See also the actual bonus awards for 2020 in the “Non-Equity Incentive Plan Compensation” column of the “2020 Summary Compensation Table” above.
(2)	The first amount in this column for each NEO represents 100% of TSR performance shares, which will be paid out based on the relative total shareholder return on the Company’s stock over the three-year period from January 1, 2020 to December 31, 2022, if the Company’s total shareholder return ranks 9th or higher out of its peer group of fifteen companies, including the Company. The second amount in this column for each NEO represents 100% of hybrid performance shares, which vest 25% on each of the first and second anniversaries of the date of grant and 50% on the third anniversary of the date of grant, provided the Company has $100 million or more operating cash flow in the fiscal year prior to the vesting date.
(3)	Amounts in this column represent 200% of the targeted TSR performance shares, although amounts earned in excess of 100% up to 200% are paid in cash, rather than shares, based on the closing trading prices of a share of Common Stock on the last day of the performance period. See discussion of the additional terms of the TSR performance shares below.
(4)	The amounts in this column reflect the grant date fair value of the TSR performance shares and the hybrid performance shares, respectively, granted in 2020, as computed in accordance with ASC Topic 718. The TSR performance share awards were valued using a Monte Carlo model and the grant date fair value per share used for financial reporting purposes was $22.33. The hybrid performance share awards were valued using the Company’s closing stock trading price on the date of grant, which was $15.60. Additional assumptions used in the Monte Carlo model for TSR performance shares and other assumptions used in the calculation of these amounts, are included in Note 14 of the Notes to the Consolidated Financial Statements included in the Form 10-K for the period ended December 31, 2020.

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TSR Performance Shares

The TSR performance shares awarded in 2020 have a three-year performance period, which commenced January 1, 2020 and ends December 31, 2022. Each TSR performance share represents the right to receive, after the end of the performance period, from 0% to 200% of a share of Common Stock (with amounts over 100% paid in cash), based on the Company’s performance. The performance criteria that determines the payout per performance share is the relative total shareholder return on the Company’s Common Stock as compared to the total shareholder return on the common equity of each company in a comparator group. For this purpose, total shareholder return is expressed as a percentage equal to common stock price appreciation as averaged for the first and last month of the performance period, plus dividends (on a cumulative reinvested basis).

The comparator group consists of the companies listed above under “Industry Peer Group.” If any member of the comparator group ceases to have publicly traded common stock or if as a result of other business transactions becomes incomparable, it may be removed from the comparator group and a replacement company added by the Compensation Committee, or the Committee may decide to reduce the peer group to the remaining companies.

After the end of the performance period, the Company will issue shares of Common Stock and pay cash in respect of each TSR performance share based on the relative ranking of the Company versus the comparator group for total shareholder return during the performance period using the following scale:

Company Relative Placement	Percent Performance Shares	Value Consideration
1–2 (highest)	200%	100% stock / 100% cash
3	185%	100% stock / 85% cash
4	170%	100% stock / 70% cash
5	155%	100% stock / 55% cash
6	140%	100% stock / 40% cash
7	125%	100% stock / 25% cash
8	110%	100% stock / 10% cash
9	100%	Stock
10	90%	Stock
11	75%	Stock
12	60%	Stock
13	45%	Stock
14	30%	Stock
15	15%	Stock
16–17 (lowest)	0%

As noted above, in the event of a relative ranking of 1 through 8, corresponding to a percentage payout above 100%, a share of TSR performance stock will entitle the participant to receive one full share of Common Stock with respect to the first 100% of the payout and the balance of the payout in cash, in an amount based on the fair market value of a share of Common Stock at the end of the performance period. The Committee certifies the Company’s relative placement and the resulting level of achievement of the performance share awards prior to the issuance of Common Stock and cash, if any.

If a participant is not an employee on the last day of the performance period due to death, disability or retirement, Common Stock will be issued on the original performance period schedule and the level of payout will be determined as with all other participants, except that (i) if the participant retires and thereafter accepts an offer of employment from a competitor at any time prior to the receipt of Common Stock, the participant will forfeit the right to receive such Common Stock and (ii) in the case of a retirement, the participant must be an employee on December 31st of the year the award is granted in order to continue vesting in the award. If a participant is not an employee on the date the Compensation Committee certifies the Company’s achievement level with respect to the TSR performance shares due to any other voluntary or involuntary termination, no Common Stock or cash will be issued in respect of the participant’s

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TSR performance share award unless otherwise determined by the Compensation Committee. Prior to the issuance of shares of Common Stock in respect of a TSR performance share award, the participant will have no right to vote or receive dividends on the shares. The TSR performance share award may not be assigned or transferred except by will or the laws of descent and distribution. In the event of a Change In Control (as defined) all unvested TSR performance shares shall vest to the extent of actual performance as of the Change In Control.

Actual performance as of the Change In Control is based on the greater of (i) total shareholder return through the end of the month prior to the Change In Control or (ii) total shareholder return through the end of the month prior to the Change In Control calculated using the value realized by shareholders in the Change In Control event. In the event the Company ceases to have publicly traded Common Stock as a result of a business combination or other extraordinary transaction, the performance period will be terminated effective upon the date of such cessation.

For additional information about the treatment of certain of Mr. Dinges’ awards in the event of an employment termination, see “Potential Payments Upon Termination or Change In Control” below.

Hybrid Performance Shares

The hybrid performance shares awarded in 2020 vest 25% on each of the first two anniversaries of the date of grant and 50% on the third anniversary of the date of grant, provided the Company has $100 million or more operating cash flow in the fiscal year prior to the vesting date. If the performance metric is not met in any given year, then the respective tranche of hybrid performance shares will be forfeited. Unvested hybrid performance shares will be forfeited if, during the three-year vesting period, the executive voluntarily leaves the Company. In the event of an involuntary termination by the Company, the Compensation Committee will determine whether the unvested hybrid performance shares will be forfeited. In the event of an employment termination due to death, disability or retirement, all unvested hybrid performance shares will vest in accordance with the original vesting schedule except that (i) if the participant retires and thereafter accepts an offer of employment from a competitor at any time prior to the receipt of hybrid performance shares, the participant will lose the right to receive such hybrid performance shares and (ii) in the case of a retirement, the participant must be an employee on December 31st of the year the award is granted in order to continue vesting in the award. Prior to vesting, the participant has no right to vote or receive dividends on such shares but the unvested shares accrue dividends that are paid in cash upon vesting. Accrued dividends are forfeited if the shares never vest. The hybrid performance shares may not be assigned or transferred except by will or the laws of descent and distribution. In the event of a Change In Control (as defined), the unvested hybrid performance shares will vest.

In the event of any merger, reorganization, recapitalization, separation, liquidation, stock dividend, share combination or other change in the corporate structure of the Company affecting the performance shares, the number of performance shares will be equitably adjusted by the Compensation Committee to prevent dilution or enlargement of rights.

For additional information about the treatment of certain of Mr. Dinges’ awards in the event of an employment termination, see “Potential Payments Upon Termination or Change In Control” below.

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Outstanding Equity Awards at Fiscal Year-End 2020

The table below reports for each NEO outstanding equity awards at December 31, 2020.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Dan O. Dinges								595,926	9,701,675
								358,839	5,841,899
Scott C. Schroeder								270,875	4,409,845
								162,796	2,650,319
Jeffrey W. Hutton								75,012	1,221,195
								53,800	875,864
Phillip L. Stalnaker								75,012	1,221,195
								53,800	875,864
Steven W. Lindeman								75,012	1,221,195
								53,800	875,864

(1)	The first amount in this column for each NEO is TSR performance share awards. The terms and conditions of the TSR performance share awards are described in the narrative following the “2020 Grants of Plan-Based Awards” table above. The TSR performance shares vest, if at all, for each executive as follows (assuming 100% payout):

Date	Dan O. Dinges	Scott C. Schroeder	Jeffrey W. Hutton	Phillip L. Stalnaker	Steven W. Lindeman
12/31/2021	229,259	104,208	28,858	28,858	28,858
12/31/2022	366,667	166,667	46,154	46,154	46,154

The second amount in this column for each NEO is hybrid performance shares. The terms and conditions of the hybrid performance share awards are described in the narrative following the “2020 Grants of Plan-Based Awards” table above. The hybrid performance shares vest, if at all, for each executive as follows:

Date	Dan O. Dinges	Scott C. Schroeder	Jeffrey W. Hutton	Phillip L. Stalnaker	Steven W. Lindeman
02/19/2021	49,359	22,436	7,692	7,692	7,692
02/19/2022	49,359	22,436	7,693	7,693	7,693
02/19/2023	98,718	44,872	15,384	15,384	15,384
02/20/2021	30,862	14,028	4,810	4,810	4,810
02/20/2022	61,724	28,056	9,619	9,619	9,619
02/21/2021	68,817	30,968	8,602	8,602	8,602
(2)	Market value is based on the $16.28 per share closing price of the Company’s Common Stock on December 31, 2020.

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2020 Option Exercises and Stock Vested

The table below reports stock options that were exercised and performance shares that vested during 2020.

	Option Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares		Value Realized
	Acquired on Exercise	on Exercise	Acquired on Vesting		on Vesting
Name	(#)	($)	(#)		($)
Dan O. Dinges	-	-	333,669	(1)	5,393,863	(1)(3)
	-	-			3,361,039	(2)
Scott C. Schroeder	-	-	150,734	(1)	2,436,587	(1)(3)
	-	-			1,512,461	(2)
Jeffrey W. Hutton	-	-	41,996	(1)	678,427	(1)(3)
	-	-			420,122	(2)
Phillip L. Stalnaker	-	-	41,996	(1)	678,427	(1)(3)
	-	-			420,122	(2)
Steven W. Lindeman	-	-	41,996	(1)	678,427	(1)(3)
	-	-			420,122	(2)
(1)	Represents the number of shares and value realized for: (a) TSR performance shares, the performance period for which was January 1, 2018 through December 31, 2020 and which paid out at 200% of target upon the Compensation Committee’s certification of the results on December 31, 2020, and (b) hybrid performance shares that vested in February 2020, upon the Compensation Committee’s certification of the performance metric of achieving at least $100 million of operating cash flow in 2019.
(2)	Represents the cash portion of the TSR performance share award for performance in excess of 100% of target.
(3)	These amounts represent the closing price of the Company’s Common Stock on the vesting dates multiplied by the number of shares acquired and do not indicate that there was a sale of these shares by the NEO.

2020 Nonqualified Deferred Compensation

The table below reports NEO contributions, Company contributions, earnings, and aggregate balances in the Company’s deferred compensation plan for 2020.

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions in Last	Contributions in Last	Earnings in	Withdrawals/	Balance at
Name	FY ($)(1)	FY ($)(2)	Last FY ($)(3)	Distributions ($)(4)	Last FYE ($)(5)
Dan O. Dinges	0	286,882	1,555,289	0	14,253,931
Scott C. Schroeder	0	138,327	260,199	0	6,771,769
Jeffrey W. Hutton	0	73,873	3,642	0	1,317,067
Phillip L. Stalnaker	188,614	55,012	289,922	0	1,899,627
Steven W. Lindeman	0	73,873	138,254	0	859,611
(1)	Amounts reported in this column are included in the Summary Compensation Table as salary and non-equity incentive plan compensation, as applicable.
(2)	Amounts reported in this column are included in the Summary Compensation Table as all other compensation.
(3)	Amounts reported in this column are not included in the Summary Compensation Table.
(4)	Distribution pursuant to election by the NEO.
(5)	Of the aggregate deferred compensation balances in this column, the following amounts represent cumulative executive contributions for all years: Mr. Dinges, $4,833,437; Mr. Schroeder, $2,592,540; Mr. Hutton, $553,350; Mr. Stalnaker, $769,934; and Mr. Lindeman, $2,875.

Up to 100% of salary and annual cash incentive bonus are permitted to be deferred into the deferred compensation plan, subject to payment of social security, Medicare, incomes taxes (on compensation not deferred) and employee benefit plan withholding requirements. Prior to June 1, 2008, TSR performance shares were permitted to be deferred into the deferred compensation plan. The Company also makes contributions to make up for certain matching and profit-sharing contributions which, due to U.S. Internal Revenue Service limitations, cannot be contributed to the Company’s tax-qualified 401(k) plan. Earnings on the deferred balances are determined by the executive’s investment selections at the time of deferral. The Company holds deferred amounts and earnings thereon as corporate assets, which are invested as elected by the executive. For 2020, the investment options and their respective rates of return follow:

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Fund Name	Rate of Return	Fund Name	Rate of Return
Cabot Oil & Gas Common Stock	-4.34%	Fidelity Freedom® K Income	9.00%
Carillon Scout Mid Cap Class R-6	27.43%	Fidelity® Mid Cap Index Fund	17.11%
Davis NY Venture Fund Class Y	11.68%	Fidelity® 500 Index Fund	18.40%
Fidelity Freedom® K 2005	9.74%	Fidelity® Capital Appreciation Fund Class K	30.14%
Fidelity Freedom® K 2010	11.19%	Fidelity® Global ex U.S. Index Fund	10.71%
Fidelity Freedom® K 2015	12.50%	Fidelity® International Discovery Fund Class K	21.52%
Fidelity Freedom® K 2020	13.76%	Fidelity® Real Estate Index Fund	-11.33%
Fidelity Freedom® K 2025	14.68%	Fidelity® Retirement Money Market Fund	0.29%
Fidelity Freedom® K 2030	15.75%	Fidelity® Small Cap Index Fund	19.99%
Fidelity Freedom® K 2035	17.26%	Fidelity® U.S. Bond Index Fund	7.80%
Fidelity Freedom® K 2040	18.36%	Glenmede Small Cap Equity Portfolio IS Class	15.90%
Fidelity Freedom® K 2045	18.28%	John Hancock Disciplined Value Fund Class R6	1.74%
Fidelity Freedom® K 2050	18.36%	Lord Abbett Mid Cap Stock Fund Class I(1)	N/A
Fidelity Freedom® K 2055	18.28%	Oakmark Equity & Income Fund Investor Class	8.68%
Fidelity Freedom® K 2060	18.33%	Oakmark Fund Investor Class	12.90%
Fidelity Freedom® K 2065	18.23%	T. Rowe Price Blue Chip Growth Fund I Class	34.90%
(1)	Lord Abbett Mid Cap Stock was replaced by Carillon Scout Mid Cap Fund Class R-6.

Distributions from the deferred compensation plan are based on the executive’s election at the time of deferral. Distribution elections may be modified, provided that the modification is made at least one year prior to the original time elected and the new election is moved out at least five years past the original time-based distribution election. Distribution elections can only be delayed not accelerated.

Potential Payments Upon Termination or Change in Control

Change in Control Benefits

The Company has entered into change in control agreements with each NEO and certain other officers of the Company. The Committee believes that these agreements encourage these executives to remain employed and to carry out their duties with the Company in the event of a change in control of the Company and during circumstances suggesting a change in control might occur. The Committee believes this program is important to maintaining strong leadership in those situations.

In the agreements, a “change in control” is generally defined to include:

•	any person or group becoming the beneficial owner of 35% or more of either the Company’s Common Stock or the combined voting power of the Company’s outstanding voting securities, with certain exceptions;
•	specified changes in a majority of the members of the Board of Directors;
•	a reorganization, merger or consolidation or sale or other disposition of substantially all of the Company’s assets being consummated, unless, following the transaction:

-	the persons who were the beneficial owners of the Company prior to the transaction continue to own at least 50% of the Common Stock or other securities entitled to vote in the election of directors of the resulting entity in substantially the same proportions as prior to the transaction,
-	no individual or entity (other than an entity resulting from the transaction) beneficially owns 35% or more of the common equity or voting power of the entity resulting from the transaction, except to the extent that such ownership existed prior to the transaction, and
-	at least a majority of the members of the Board of Directors of the entity resulting from the transaction were members of the Company’s Board at the time the transaction was approved or entered into; and
•	a liquidation or dissolution of the Company.

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The agreements provide that, in the event of a change in control or upon an occurrence deemed to be in anticipation of a change in control, the executives will receive certain benefits, provided that their employment is terminated within two years of such event. The executive will receive these benefits unless termination is:

•	for cause;
•	voluntary on the part of the executive (but not a constructive termination without cause); or
•	due to death or disability.

Benefits under the change in control agreements generally include:

•	a lump-sum cash payment equal to three times the sum of:

-	the executive’s base salary in effect immediately prior to the change in control or the executive’s termination, whichever is greater, and
-	the greater of (1) the executive’s target bonus for the year during which the change in control occurred or, if greater, the year during which the executive’s termination occurred, or (2) the executive’s actual bonus paid in any of the three fiscal years immediately preceding the change in control or, if termination of employment occurs prior to a change in control, termination of employment;
•	three years of continued medical, dental and life insurance coverage at the premium rate applicable to active executives; and
•	outplacement assistance in an amount up to 15% of the executive’s base salary.

Beginning in 2010, the Company ceased entering into agreements containing tax gross-up payments on payments to executives by the Company upon a change in control. The agreements in place prior to that time with all of the NEOs provide that in the event that excise taxes apply to payments to the executives by the Company upon a change in control, the Company will make an additional tax gross-up payment to the executive in an amount necessary to leave the executive “whole,” as if no excise tax had applied. No payments have been made to any of the NEOs under these agreements.

The award agreements for all of the NEOs’ long-term equity awards also include provisions for the immediate vesting of all unvested awards upon the change in control event, as follows:

•	payment with respect to traditional performance shares based on performance through the change in control event as more fully described above under “Grants of Plan-Based Awards;”
•	immediate vesting and exercisability of all of the executive’s stock options and SAR awards, with exercisability extended for the full term of the award;
•	immediate vesting and lapse of restrictions on any outstanding restricted stock grants; and
•	immediate vesting of any outstanding hybrid performance shares.

For a more detailed discussion of the terms of these awards, see above under “Grants of Plan-Based Awards.”

Potential Payments to NEOs

The tables below reflect the compensation payable to each NEO upon voluntary termination, retirement, involuntary not-for-cause termination, for cause termination, termination following a change in control and in the event of disability or death of the executive. The table reflects the amounts that would have been paid to each NEO assuming the event occurred on December 31, 2020. The actual amounts to be paid out can only be determined at the time of such executive’s separation from the Company.

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DAN O. DINGES, CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER

Executive Benefit and Payments Upon Separation	Voluntary Termination	Retirement(1)	Involuntary Not For Cause Termination	For Cause Termination	Change In Control(2)	Disability	Death
Compensation
Multiple of Salary (0x or 3x)	-	-	2,200,000	-	$3,300,000	-	-
Multiple of Bonus (0x or 3x)	-	-	4,875,000	-	$7,312,500	-	-
Long-Term Incentive Compensation
Performance Share Vesting(3)	-	$15,543,574	$15,543,574	-	$15,543,574	$15,543,574	$15,543,574
Benefits & Perquisites
Payout of Deferred Compensation(4)	$14,253,931	$14,253,931	$14,253,931	$14,253,931	$14,253,931	$14,253,931	$14,253,931
Health, Life, and Welfare Benefits Continuation	-	-	$72,393	-	$72,393	-	-
Excise Tax & Gross-Up	-	-	-	-	-	-	-
Outplacement Services	-	-	-	-	$135,000	-	-
Earned Vacation	$-	-	-	-	-	-	-
Total	$14,253,931	$29,797,505	$36,944,898	$14,253,931	$40,617,398	$29,797,505	$29,797,505
(1)	Mr. Dinges was retirement eligible on December 31, 2020.
(2)	Amounts in this column represent accelerated vesting of long-term incentive compensation, which will occur immediately upon the change in control event, pursuant to the terms of the awards.
(3)	The amounts set forth in this row represent a payout at achievement of 100% of pre-established performance objectives. Under normal conditions, the actual payout of the TSR performance awards will occur at the end of the relevant performance period, and may be higher or lower than 100% (up to a maximum of 200%) depending on the Company’s actual TSR ranking for the performance period. However, in the event of a change in control, the performance period will be shortened and payout will occur immediately following the change in control based on the greater of (i) TSR through the end of the month prior to the change in control, or (ii) TSR through the end of the month prior to the change in control using the value realized by shareholders in the change in control event. For hybrid performance shares, receipt of the full payout will occur at the original vesting dates set forth in the award agreements only if the relevant operating income targets are achieved, except in the case of a change in control, in which case full payout will be made immediately upon the change in control. These values were computed using the closing price of the Company’s Common Stock on December 31, 2020 of $16.28.
(4)	Amounts in this row represent earned compensation voluntarily deferred by the NEO under the terms of the deferred compensation plan. For more information, see “2020 Nonqualified Deferred Compensation” above. For termination of employment due to retirement, payment of the deferred compensation is based upon the NEO’s election at the time of deferral. For all other terminations of employment, payment of the deferred compensation is in a lump sum six months from the date of termination.

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SCOTT C. SCHROEDER, EXECUTIVE VICE PRESIDENT AND CFO

Executive Benefit and Payments Upon Separation	Voluntary Termination	Retirement(1)	Involuntary Not For Cause Termination	For Cause Termination	Change In Control(2)	Disability	Death
Compensation
Multiple of Salary (0x or 3x)	-	-	-	-	$1,887,000	-	-
Multiple of Bonus (0x or 3x)	-	-	-	-	$3,300,000	-	-
Long-Term Incentive Compensation
Performance Share Vesting(3)	-	$7,060,164	-	-	$7,060,164	$7,060,164	$7,060,164
Benefits & Perquisites
Payout of Deferred Compensation(4)	$6,771,769	$6,771,769	$6,771,769	$6,771,769	$6,771,769	$6,771,769	$6,771,769
Health, Life, and Welfare Benefits Continuation	-	-	-	-	$113,188	-	-
Excise Tax & Gross-Up	-	-	-	-	-	-	-
Outplacement Services	-	-	-	-	$71,250	-	-
Earned Vacation	$57,881	$57,881	$57,881	$57,881	$57,881	$57,881	$57,881
Total	$6,829,650	$13,889,814	$6,829,650	$6,829,650	$19,261,252	$13,889,814	$13,889,814
(1)	Mr. Schroeder was retirement eligible on December 31, 2020.
(2)	Amounts in this column represent accelerated vesting of long-term incentive compensation, which will occur immediately upon the change in control event, pursuant to the terms of the awards.
(3)	The amounts set forth in this row represent a payout at achievement of 100% of pre-established performance objectives. Under normal conditions, the actual payout of the TSR performance awards will occur at the end of the relevant performance period, and may be higher or lower than 100% (up to a maximum of 200%) depending on the Company’s actual TSR ranking for the performance period. However, in the event of a change in control, the performance period will be shortened and payout will occur immediately following the change in control based on the greater of (i) TSR through the end of the month prior to the change in control, or (ii) TSR through the end of the month prior to the change in control using the value realized by shareholders in the change in control event. For hybrid performance shares, receipt of the full payout will occur at the original vesting dates set forth in the award agreements only if the relevant operating income targets are achieved, except in the case of a change in control, in which case full payout will be made immediately upon the change in control. These values were computed using the closing price of the Company’s Common Stock on December 31, 2020 of $16.28.
(4)	Amounts in this row represent earned compensation voluntarily deferred by the NEO under the terms of the deferred compensation plan. For more information, see “2020 Nonqualified Deferred Compensation” above. For termination of employment due to retirement, payment of the deferred compensation is based upon the NEO’s election at the time of deferral. For all other terminations of employment, payment of the deferred compensation is in a lump sum six months from the date of termination.

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JEFFREY W. HUTTON, SENIOR VICE PRESIDENT, MARKETING

Executive Benefit and Payments Upon Separation	Voluntary Termination	Retirement(1)	Involuntary Not For Cause Termination	For Cause Termination	Change In Control(2)	Disability	Death
Compensation
Multiple of Salary (0x or 3x)	-	-	-	-	$1,335,000	-	-
Multiple of Bonus (0x or 3x)	-	-	-	-	$1,732,500	-	-
Long-Term Incentive Compensation
Performance Share Vesting(3)	-	$2,097,059	-	-	$2,097,059	$2,097,059	$2,097,059
Benefits & Perquisites
Payout of Deferred Compensation(4)	$1,317,067	$1,317,067	$1,317,067	$1,317,067	$1,317,067	$1,317,067	$1,317,067
Health, Life, and Welfare Benefits Continuation	-	-	-	-	$60,778	-	-
Excise Tax & Gross-Up	-	-	-	-	$1,885,415	-	-
Outplacement Services	-	-	-	-	$53,250	-	-
Earned Vacation	$56,996	$56,996	$56,996	$56,996	$56,996	$56,996	$56,996
Total	$1,374,063	$3,471,122	$1,374,063	$1,374,063	$8,538,065	$3,471,122	$3,471,122
(1)	Mr. Hutton was retirement eligible on December 31, 2020.
(2)	Amounts in this column represent accelerated vesting of long-term incentive compensation, which will occur immediately upon the change in control event, pursuant to the terms of the awards.
(3)	The amounts set forth in this row represent a payout at achievement of 100% of pre-established performance objectives. Under normal conditions, the actual payout of the TSR performance awards will occur at the end of the relevant performance period, and may be higher or lower than 100% (up to a maximum of 200%) depending on the Company’s actual TSR ranking for the performance period. However, in the event of a change in control, the performance period will be shortened and payout will occur immediately following the change in control based on the greater of (i) TSR through the end of the month prior to the change in control, or (ii) TSR through the end of the month prior to the change in control using the value realized by shareholders in the change in control event. For hybrid performance shares, receipt of the full payout will occur at the original vesting dates set forth in the award agreements only if the relevant operating income targets are achieved, except in the case of a change in control, in which case full payout will be made immediately upon the change in control. These values were computed using the closing price of the Company’s Common Stock on December 31, 2020 of $16.28.
(4)	Amounts in this row represent earned compensation voluntarily deferred by the NEO under the terms of the deferred compensation plan. For more information, see “2020 Nonqualified Deferred Compensation” above. For termination of employment due to retirement, payment of the deferred compensation is based upon the NEO’s election at the time of deferral. For all other terminations of employment, payment of the deferred compensation is in a lump sum six months from the date of termination.

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PHILLIP L. STALNAKER, SENIOR VICE PRESIDENT, OPERATIONS

Executive Benefit and Payments Upon Separation	Voluntary Termination	Retirement(1)	Involuntary Not For Cause Termination	For Cause Termination	Change In Control(2)	Disability	Death
Compensation
Multiple of Salary (0x or 3x)	-	-	-	-	$1,335,000	-	-
Multiple of Bonus (0x or 3x)	-	-	-	-	$1,732,500	-	-
Long-Term Incentive Compensation
Performance Share Vesting(3)	-	$2,097,059	-	-	$2,097,059	$2,097,059	$2,097,059
Benefits & Perquisites
Payout of Deferred Compensation(4)	$1,899,627	$1,899,627	$1,899,627	$1,899,627	$1,899,627	$1,899,627	$1,899,627
Health, Life, and Welfare Benefits Continuation	-	-	-	-	$73,686	-	-
Excise Tax & Gross-Up	-	-	-	-	$2,179,970	-	-
Outplacement Services	-	-	-	-	$52,500	-	-
Earned Vacation	$26,187	$26,187	$26,187	$26,187	$26,187	$26,187	$26,187
Total	$1,925,814	$4,022,873	$1,925,814	$1,925,814	$9,396,529	$4,022,873	$4,022,873
(1)	Mr. Stalnaker was retirement eligible on December 31, 2020.
(2)	Amounts in this column represent accelerated vesting of long-term incentive compensation, which will occur immediately upon the change in control event, pursuant to the terms of the awards.
(3)	The amounts set forth in this row represent a payout at achievement of 100% of pre-established performance objectives. Under normal conditions, the actual payout of the TSR performance awards will occur at the end of the relevant performance period, and may be higher or lower than 100% (up to a maximum of 200%) depending on the Company’s actual TSR ranking for the performance period. However, in the event of a change in control, the performance period will be shortened and payout will occur immediately following the change in control based on the greater of (i) TSR through the end of the month prior to the change in control, or (ii) TSR through the end of the month prior to the change in control using the value realized by shareholders in the change in control event. For hybrid performance shares, receipt of the full payout will occur at the original vesting dates set forth in the award agreements only if the relevant operating income targets are achieved, except in the case of a change in control, in which case full payout will be made immediately upon the change in control. These values were computed using the closing price of the Company’s Common Stock on December 31, 2020 of $16.28.
(4)	Amounts in this row represent earned compensation voluntarily deferred by the NEO under the terms of the deferred compensation plan. For more information, see “2020 Nonqualified Deferred Compensation” above. For termination of employment due to retirement, payment of the deferred compensation is based upon the NEO’s election at the time of deferral. For all other terminations of employment, payment of the deferred compensation is in a lump sum six months from the date of termination.

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STEVEN W. LINDEMAN, SENIOR VICE PRESIDENT, EHS AND ENGINEERING

Executive Benefit and Payments Upon Separation	Voluntary Termination	Retirement(1)	Involuntary Not For Cause Termination	For Cause Termination	Change In Control(2)	Disability	Death
Compensation
Multiple of Salary (0x or 3x)	-	-	-	-	$1,335,000	-	-
Multiple of Bonus (0x or 3x)	-	-	-	-	$1,732,500	-	-
Long-Term Incentive Compensation
Performance Share Vesting(3)	-	$2,097,059	-	-	$2,097,059	$2,097,059	$2,097,059
Benefits & Perquisites
Payout of Deferred Compensation(4)	$859,611	$859,611	$859,611	$859,611	$859,611	$859,611	$859,611
Health, Life, and Welfare Benefits Continuation	-	-	-	-	$81,163	-	-
Excise Tax & Gross-Up(5)	-	-	-	-	-	-	-
Outplacement Services	-	-	-	-	$52,500	-	-
Earned Vacation	$22,500	$22,500	$22,500	$22,500	$22,500	$22,500	$22,500
Total	$882,161	$2,979,220	$882,161	$882,161	$6,180,383	$2,979,220	$2,979,220
(1)	Mr. Lindeman was retirement eligible on December 31, 2020.
(2)	Amounts in this column represent accelerated vesting of long-term incentive compensation, which will occur immediately upon the change in control event, pursuant to the terms of the awards.
(3)	The amounts set forth in this row represent a payout at achievement of 100% of pre-established performance objectives. Under normal conditions, the actual payout of the TSR performance awards will occur at the end of the relevant performance period, and may be higher or lower than 100% (up to a maximum of 200%) depending on the Company’s actual TSR ranking for the performance period. However, in the event of a change in control, the performance period will be shortened and payout will occur immediately following the change in control based on the greater of (i) TSR through the end of the month prior to the change in control, or (ii) TSR through the end of the month prior to the change in control using the value realized by shareholders in the change in control event. For hybrid performance shares, receipt of the full payout will occur at the original vesting dates set forth in the award agreements only if the relevant operating income targets are achieved, except in the case of a change in control, in which case full payout will be made immediately upon the change in control. These values were computed using the closing price of the Company’s Common Stock on December 31, 2020 of $16.28.
(4)	Amounts in this row represent earned compensation voluntarily deferred by the NEO under the terms of the deferred compensation plan. For more information, see “2020 Nonqualified Deferred Compensation” above. For termination of employment due to retirement, payment of the deferred compensation is based upon the NEO’s election at the time of deferral. For all other terminations of employment, payment of the deferred compensation is in a lump sum six months from the date of termination.
(5)	Mr. Lindeman became an officer in 2011, after we eliminated excise tax gross-ups for new officers, so this benefit does not apply to him.

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AUDIT COMMITTEE REPORT

The Audit Committee is composed of five independent, nonemployee directors. The Board of Directors has made a determination that the members of the Audit Committee satisfy the requirements of the NYSE listing standards as to independence, financial literacy and experience. The Board determined that at least one of the members of the Audit Committee, Ms. Ables, is an “audit committee financial expert” as defined by rules of the SEC. The responsibilities of the Audit Committee are set forth in the Audit Committee Charter, as amended from time to time by the Board of Directors, which is included on the Company’s website. The function of the Audit Committee is to review and report to the Board of Directors with respect to various auditing and accounting matters, including overseeing the integrity of the financial statements of the Company, the compliance by the Company with legal and regulatory requirements, the selection, independence, qualifications, performance and compensation of the Company’s independent registered public accounting firm and the performance of the Company’s internal audit function. The Audit Committee also reviews its charter annually. This is a report on the Audit Committee’s activities relating to 2020.

Review of Audited Financial Statements with Management

The Audit Committee reviewed and discussed the audited financial statements and management’s discussion and analysis of the Company’s financial condition and results of operations with the management of the Company.

Review of Financial Statements and Other Matters with Independent Registered Public Accounting Firm

The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed as described in Statement on Auditing Standards (“SAS”) No. 16 - Communication with Audit Committees. The Audit Committee has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP (“PWC”), the Company’s independent registered public accounting firm, required by applicable Public Company Accounting Oversight Board requirements regarding the firm’s communications with the Audit Committee concerning independence and has discussed with PWC the independent registered public accounting firm’s independence. These discussions included a review of all audit and non-audit services (including tax services) provided by PWC to the Company.

Recommendation that Financial Statements be Included in the Annual Report

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and filed with the SEC.

Audit Committee

Dorothy M. Ables (Chairman)
Robert S. Boswell
Amanda M. Brock
Peter B. Delaney
Robert Kelley

February 16, 2021

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FEES BILLED BY INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR SERVICES IN 2020 AND 2019

Fee Type*	2020	2019
Audit Fees(1)	$1,795,000	$1,755,000
Audit Related Fees	$-	$-
Tax Fees(2)	$1,492,446	$123,516
All Other Fees(3)	$4,500	$3,000

*	No pre-approved requirements were waived under the de minimis exception.
(1)	Consists of fees associated with the audits of our consolidated financial statements and reviews of our quarterly condensed consolidated financial statements within such years.
(2)	Consists of federal and state tax compliance and tax planning advice. In 2020, these fees included activities related to research and development tax credit compliance services related to amended prior period returns.
(3)	Consists of fees associated with an accounting research software license and reference materials.

PROPOSAL 2	APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has approved and recommended the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm to examine the Company’s financial statements for 2021. The persons named in the accompanying proxy will vote in accordance with the choice specified thereon, or, if no choice is properly indicated, in favor of the ratification of the firm PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company. A representative of PricewaterhouseCoopers LLP is not expected to be in attendance at the Annual Meeting.

See “Audit Committee Report” above for further information.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF THE APPOINTMENT OF THE FIRM OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR ITS 2019 FISCAL YEAR.

PROPOSAL 3	TO APPROVE, BY NON-BINDING ADVISORY VOTE, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

In accordance with Section 14A of the Exchange Act and the related rules of the SEC, the shareholders of the Company are entitled to cast an annual advisory vote at the Annual Meeting to approve the compensation of the Company’s NEOs, as disclosed in this Proxy Statement. The shareholder vote on executive compensation is an advisory vote only, and it is not binding on the Company or the Board of Directors. Although the vote is non-binding, the Compensation Committee and the Board value the opinions of the shareholders and will consider the outcome of the vote when making future compensation decisions. It is expected that the next say on pay vote will occur at the 2022 annual meeting of stockholders.

As described more fully in the Compensation Discussion and Analysis section of this Proxy Statement, the Company’s executive compensation program is designed to:

•	Align executive compensation with our business strategy;

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•	Encourage management to create sustained value for the shareholders while managing inherent business risks;
•	Attract, retain, and engage talented executives; and
•	Support a long-term performance-based culture throughout the Company.

The executive compensation program seeks to align executive compensation with shareholder value on an annual and long-term basis through a combination of base pay, annual cash incentive bonus and long-term equity award incentives. The annual cash incentive bonus is based on Company-wide performance for financial returns, measured by ROCE and free cash flow, along with absolute levels of production and reserves, paired with finding costs and unit costs, and a discretionary strategic component. For 2020, the aggregate bonus award pool for the annual cash incentive bonus paid to the NEOs was 100% of the target bonus, which included the award of the discretionary strategic evaluation metric in part for the Company’s achievement of issuing its first sustainability report.

In addition, in 2020 long-term incentive awards were comprised of (i) TSR performance shares, which are based on total shareholder return relative to an industry peer group over a three-year performance period, and (ii) hybrid performance shares, which are based on annual operating cash flow and vest over a three-year period.

At-risk compensation for the Chief Executive Officer in 2020 was targeted at 92% and for the other NEOs was targeted at an average of 85%. The Company also has several governance programs in place to align executive compensation with shareholder interests. These programs include: an annual advisory vote on executive compensation, stock ownership guidelines, a clawback policy, an anti-hedging policy, limited perquisites and the use of wealth accumulation spreadsheets. For information on the Company’s 2020 operational and financial accomplishments, see “Compensation Discussion and Analysis” above.

The advisory vote regarding the compensation of the NEOs described in this Proposal 3 will be approved if a majority of the shares present in person or by proxy at the meeting and entitled to vote on the proposal vote in favor of the proposal. Abstentions will have the same effect as votes against the proposal, but broker non-votes will not affect the outcome of the voting on the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS.

CONFLICT OF INTEREST AND RELATED PERSON POLICIES

Under our Code of Business Conduct, directors, officers and employees are required to avoid situations that present a potential conflict between their personal interests and the interests of the Company. The Code requires that, at all times, directors, officers and employees make a prompt disclosure in writing to the Company’s Corporate Secretary of any fact or circumstance that may involve an actual or potential conflict of interest, as well as any information necessary to determine the existence or likely development of conflicts of interest. This specifically includes any material transaction or relationship that could reasonably be expected to give rise to a conflict of interest. This requirement includes situations that create even the appearance of a conflict of interest.

For executive officers of the Company other than the CEO, the Corporate Secretary reviews the written disclosure described above with the CEO, and a determination is made whether to approve the transaction resulting in the conflict of interest or potential conflict of interest. The CEO and the Corporate Secretary may refer the matter to our Board of Directors as circumstances require. If the transaction involves the CEO or a member of the Board of Directors, the matter is referred to the full Board of Directors for review and approval. In each case the standard applied in approving the transaction is the best interests of the Company without regard to the interests of the individual officer or director involved in the transaction. These procedures for reviewing and approving conflict of interest transactions are based on the Company’s past practice and are not contained in any written policy.

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GENERAL INFORMATION

Why did I receive these proxy materials?

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Cabot Oil & Gas Corporation (the “Company”) of proxies for use at its 2021 Annual Meeting of Stockholders, to be held at the Company’s offices, 840 Gessner Road, Suite 1400, Houston, Texas 77024 on Thursday, April 29, 2021, at 8:00 a.m. Central Time, or any adjournment or postponement thereof (the “Annual Meeting”). The purposes of the meeting, and information about the Company’s governance and executive compensation, are set forth in the accompanying Notice of Annual Meeting of Stockholders. Please review these materials carefully before casting your vote. We are asking that you vote on three proposals.

Who is entitled to vote?

Only holders of record of the Company’s Common Stock as of the close of business on March 3, 2021, are entitled to vote at the Annual Meeting. As of that date, the Company had outstanding and entitled to vote 399,419,748 shares of Common Stock. Each share of Common Stock is entitled to one vote per share. There is no provision for cumulative voting.

What am I being asked to vote on, and what are the recommendations of the Board?

At the Annual Meeting, stockholders will be asked to consider and act upon the following matters discussed in the attached proxy statement. Proxies delivered by record stockholders without voting instructions marked will be voted in accordance with the recommendations of the Board. Proxies will be voted in the best judgment of the proxy holders on any other matters that may properly come before the meeting.

Proposal		Board Recommendation
PROPOSAL 1	The election of eight director candidates named herein.	FOR
PROPOSAL 2	Ratification of the appointment of the firm PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for its 2021 fiscal year.	FOR
PROPOSAL 3	The approval on an advisory basis of executive compensation.	FOR

How do I vote?

On or about March 12, 2021, we mailed a notice to our stockholders who have not elected otherwise advising them that our materials for this meeting are available on the internet. Certain other stockholders who elected to receive paper copies have received these materials by U.S. mail. In either case, you may vote your shares:

•	In person: you may vote in person at the Annual Meeting;
•	By internet: log onto www.proxyvote.com and use the instructions on the proxy card or voting instruction form received from your broker or bank;
•	By telephone: dial 1.800.690.6903 and use the instructions on the proxy card or voting instruction form received from your broker or bank (if available); or
•	By mail: by completing and returning the enclosed proxy card or voting instruction form in the postage-paid envelope provided (for those receiving paper copies only).

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What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered directly in your name with Cabot’s registrar and transfer agent, Equiniti Trust Company, you are a stockholder of record with respect to these shares. If, as is more typical, your shares are held in a brokerage account or by your bank, broker or other third party, you are the beneficial owner of these shares. Because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a proxy from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting. Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares.

What if I hold my shares through a broker and do not give voting instructions to my broker?

Brokers holding shares must vote according to specific instructions they receive from the beneficial owners of those shares. If brokers do not receive specific instructions, brokers may in some cases vote the shares in their discretion. However, the New York Stock Exchange (the “NYSE”) precludes brokers from exercising voting discretion on certain proposals without specific instructions from the beneficial owner. Under NYSE rules, at our Annual Meeting brokers will have discretion to vote only on Proposal 2 (ratification of appointment of auditor). Brokers cannot vote on any of the other proposals to be presented at our Annual Meeting without instructions from the beneficial owners. If you do not instruct your broker how to vote on each of the other proposals, your broker will not vote for you. Your shares will be considered “broker non-votes.”

What constitutes a quorum of shareholders?

We must have a quorum to conduct the meeting. A quorum is the presence at the Annual Meeting in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast as of the record date. Because there were 399,419,748 shares of Common Stock outstanding on March 3, 2021, the record date, the quorum for the Annual Meeting requires the presence at the meeting in person or by proxy of stockholders entitled to vote at least 199,709,875 shares. Broker non-votes, abstentions and withhold-authority votes COUNT for purposes of determining a quorum.

What are my voting options and what is the voting requirement for each of the proposals?

For each matter to be presented at the Annual Meeting, you may choose to vote “for,” “against” or “abstain,” except as stated below.

Proposal No. 1 – Election of Directors: You will be allowed to vote “for all,” “withhold all” or “for all except” and in the latter case, an opportunity to withhold on each director nominee. Any nominee who receives a greater number of votes cast “for” his or her election than votes “withheld” from his or her election will be elected to the Board. Shares not represented in person or by proxy at the Annual Meeting, abstentions and broker non-votes will have no effect on the election of directors.

Proposal No. 2 – Ratification of Independent Registered Public Accounting Firm: The affirmative vote of holders of a majority of the shares properly represented at the meeting, either in person or by proxy, on Proposal No. 2 is required to ratify the appointment of the firm PricewaterhouseCoopers LLP as our independent registered public accounting firm. Therefore, abstentions will have the same effect as a vote “against.” Brokers generally have discretionary authority to vote on the ratification of our independent registered public accounting firm. Therefore, we do not expect any broker non-votes on this proposal.

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Proposal No. 3 – An Advisory Vote to Approve Our Executive Compensation: Because Proposal No. 3 is an advisory vote, there is no minimum vote that constitutes approval of this proposal. We will consider this proposal approved if a majority of the votes properly cast are “for” this proposal. Therefore, abstentions will have the same effect as a vote “against” this proposal. Broker non-votes will have no effect on the outcome of this proposal.

How will my shares be voted on other matters raised at the meeting?

We do not know of any matters to be presented at the Annual Meeting other than those listed above. However, if any other matters properly come before the Annual Meeting, the persons named on your proxy card or voting instruction form from your broker will vote in accordance with their best judgment. The persons named on the Company’s form of proxy are members of Cabot’s management.

What can I do if I change my mind after I vote my shares?

Stockholders attending the Annual Meeting may vote their shares in person even though they have already executed a proxy. Properly executed proxies not revoked will be voted in accordance with the specifications thereon at the Annual Meeting and at any adjournment or postponement thereof. You may revoke your proxy at any time prior to the Annual Meeting by a written communication to the Corporate Secretary of the Company, or by a duly executed proxy bearing a later date.

When will Cabot announce the voting results?

We will announce the preliminary voting results at the Annual Meeting of Stockholders. We will report the final results in a Current Report on Form 8-K filed with the SEC within a few days of the meeting.

How are proxies solicited, and what is the cost?

The cost of soliciting proxies in the enclosed form will be borne by the Company. In addition to solicitation by mail, officers, employees or agents of the Company may solicit proxies personally. The Company may request banks and brokers or other similar agents or fiduciaries to transmit the proxy material to the beneficial owners for their voting instructions and will reimburse them for their expenses in so doing.

What is householding?

As permitted by the SEC rules, only one copy of this Proxy Statement is being delivered to stockholders residing at the same address, unless the stockholders have notified the Company of their desires to receive multiple copies of the Proxy Statement. This is known as “householding.” This procedure reduces the environmental impact of our annual meetings and reduces the Company’s printing and mailing costs. Upon oral or written request, we will promptly deliver a separate copy of the Proxy Statement to any stockholder residing at an address to which only one copy was mailed. You may direct requests for additional copies for the current year or future years to our Corporate Secretary or our Investor Relations team at the following physical address, phone number or email address:

Corporate Secretary or Investor Relations
840 Gessner Road, Suite 1400
Houston, Texas 77024
Phone: (281) 589-4600
Fax: (281) 589-4910
Email (Corporate Secretary): Deidre.Shearer@ cabotog.com
Email (Investor Relations): Cabot-IR@cabotog.com

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You may direct requests for additional copies for the current year or future years to our Corporate Secretary or our Investor Relations team. Stockholders of record residing at the same address and currently receiving multiple copies of the Proxy Statement may contact our registrar and transfer agent, Equiniti Trust Company, at EQ Shareowner Services, P.O. Box 64874, St. Paul, Minnesota 55164-0874, or 1-800-401-1957, to request a single copy be mailed in the future. Beneficial owners should contact their broker or bank.

How can I communicate with Cabot’s Board of Directors or individual directors?

You can address communications to the “Board of Directors,” a specified committee of the Board, an individual director (including the Lead Director) or the “Non-management Directors” in care of:

Corporate Secretary
Corporate Legal Department
840 Gessner Road, Suite 1400
Houston, Texas 77024

OR

Phone: (281) 589-4600
Fax: (281) 589-4910

OR

Email: Deidre.Shearer@cabotog.com

All communications received as described above will be relayed to the appropriate directors.

How do I submit a stockholder proposal for action at the 2022 Annual Meeting of Stockholders?

You may send any stockholder proposal intended for inclusion in the proxy statement for the 2022 Annual Meeting of Stockholders of the Company and otherwise eligible, to: Corporate Secretary, Cabot Oil & Gas Corporation, 840 Gessner Road, Suite 1400, Houston, Texas 77024. A notice of stockholder proposal to be presented at the 2022 Annual Meeting of Stockholders must be received by November 12, 2021.

How do I nominate a director or present other items for action at the 2022 Annual Meeting of Stockholders?

The bylaws of the Company require timely advance written notice of stockholder nominations of director candidates (other than proxy access nominations, which are discussed below) and of any other business to be presented by a stockholder at an annual meeting of stockholders. To be timely, the bylaws require advance written notice be delivered to the Company’s Secretary at the principal executive offices of the Company not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the anniversary of the preceding year’s annual meeting (with certain exceptions if the date of the annual meeting is different by more than specified amounts from the anniversary date). The deadline for submission for the 2022 Annual Meeting of Stockholders is currently January 28, 2022. To be valid, a notice must set forth certain information specified in the bylaws. You also must attend the meeting and present the nomination or other item of business.

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How do I nominate a director for inclusion in the Company’s proxy statement for the 2022 Annual Meeting of Stockholders?

The bylaws of the Company currently permit any stockholder or group of not more than 20 stockholders that have continuously held at least 3% of our outstanding Common Stock for at least three years to nominate candidates for up to 20% of the available Board seats and have such candidates included in the proxy statement for the 2022 Annual Meeting of Stockholders of the Company. To be timely, the bylaws require advance written notice to be delivered to the Company’s Secretary at the principal executive offices of the Company not later than the close of business on the 120th day, nor earlier than the close of business on the 150th day, prior to the anniversary of the date on which the Company first mailed proxy materials for the preceding year’s annual meeting. The deadline for submission for the 2022 Annual Meeting of Stockholders is currently November 12, 2021. To be valid, a notice must set forth certain information specified in the bylaws and the stockholder or group of stockholders providing such a notice must comply with the eligibility and other requirements specified in the bylaws.

By Order of the Board of Directors,

Deidre L. Shearer

Vice President, Administration
and Corporate Secretary

March 12, 2021

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APPENDIX A	EXPLANATION AND RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Reconciliation of Net Income to Adjusted Net Income

Adjusted net income is presented based on our belief that this non-GAAP measure enables a user of the financial information to understand the impact of these items on reported results. Adjusted net income is defined as net income plus gain and loss on sale of assets, gain and loss on derivative instruments, gain and loss on sale of equity method investments, stock-based compensation expense, severance expense, interest expense related to income tax reserves and tax effect on selected items. Additionally, this presentation provides a beneficial comparison to similarly adjusted measurements of prior periods. Adjusted net income is not a measure of financial performance under GAAP and should not be considered as an alternative to net income, as defined by GAAP.

	Year Ended December 31,
(In thousands, except per share amounts)	2020	2019
As reported - net income	$200,529	$681,070
Reversal of selected items:
Loss (gain) on sale of assets	491	1,462
(Gain) loss on derivative instruments(1)	(26,186)	57,642
(Gain) loss on sale of equity method investment	24	(66,412)
Stock-based compensation expense	43,177	30,780
Severance expense		2,521
Interest expense related to income tax reserves		(3,052)
Tax effect on selected items	(4,000)	(5,233)
Adjusted net income	$214,035	$698,778

(1)	This amount represents the non-cash mark-to-market changes of our commodity derivative instruments recorded in gain (loss) on derivative instruments in the Condensed Consolidated Statement of Operations included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 (the “Form 10-K”).

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Return on Capital Employed

Return on Capital Employed (ROCE) is defined as Adjusted Net Income (defined above) plus after-tax net interest expense divided by average capital employed, which is defined as total debt plus stockholders’ equity. ROCE is presented based on our belief that this non-GAAP measure is useful information to investors when evaluating our profitability and the efficiency with which we have employed capital over time. ROCE is not a measure of financial performance under GAAP and should not be considered an alternative to net income.

	Year Ended December 31,
(In thousands)	2019	2018
Interest expense, net	$54,124	$54,952
Interest expense related to income tax reserves(1)	-	3,052
Tax benefit	(12,367)	(13,241)
After-tax interest expense, net (A)	41,757	44,763
As reported - net income	200,529	681,070
Adjustments to as reported - net income, net of tax	13,506	17,708
Adjusted net income (B)	214,035	698,778
Adjusted net income before interest expense, net (A + B)	$255,792	$743,541
Total debt - beginning	$1,220,025	$1,226,104
Stockholders’ equity - beginning	2,151,487	2,088,159
Capital employed - beginning	3,371,512	3,314,263
Total debt - ending	1,133,924	1,220,025
Stockholders’ equity - ending	2,215,707	2,151,487
Capital employed - ending	3,349,631	3,371,512
Average capital employed (C)	$3,360,572	$3,342,888
Return on average capital employed (ROCE) (A+B)/C	7.6%	22.2%

(1)	Interest expense related to income tax reserves is included in the adjustments to as reported - net income, net of tax.

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Discretionary Cash Flow and Free Cash Flow Calculation and Reconciliation

Discretionary cash flow is defined as net cash provided by operating activities excluding changes in assets and liabilities. Discretionary cash flow is widely accepted as a financial indicator of an oil and gas company’s ability to generate cash which is used to internally fund exploration and development activities, return capital to shareholders through dividends and share repurchases, and service debt. Discretionary cash flow is presented based on our belief that this non-GAAP measure is useful information to investors when comparing our cash flows with the cash flows of other companies that use the full cost method of accounting for oil and gas producing activities or have different financing and capital structures or tax rates. Discretionary cash flow is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating activities or net income, as defined by GAAP, or as a measure of liquidity.

Free cash flow is defined as Discretionary cash flow (defined above) less capital expenditures and investment in equity method investments. Free Cash Flow is an indicator of a company’s ability to generate cash flow after spending the money required to maintain or expand its asset base. Free cash flow is presented based on our belief that this non-GAAP measure is useful information to investors when comparing our cash flows with the cash flows of other companies. Free cash flow is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating activities or net income, as defined by GAAP, or as a measure of liquidity.

	Year Ended December 31,
(In thousands)	2020	2019
Net cash provided by operating activities	$778,235	$1,445,791
Changes in assets and liabilities	(93,273)	(85,026)
Discretionary cash flow	684,962	1,360,765
Capital expenditures	(575,847)	(788,368)
Investment in equity method investments	(35)	(9,338)
Free cash flow	$109,080	$563,059

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Finding and Development Costs

Drill-bit finding and development cost is defined as costs incurred in exploration and development activities, as defined by GAAP, divided by reserve extensions, discoveries and other additions. Additions-Only Finding and Development Cost is defined as costs incurred in property acquisition, exploration and development activities, as defined by GAAP, divided by reserve extensions, discoveries and other additions. All-sources finding and development cost is defined as costs incurred in property acquisition, exploration and development activities as defined by GAAP divided by the total of reserve extensions, discoveries and other additions and revision of prior estimates. Drill-bit finding and development cost, additions-only finding and development cost and all-sources finding and development cost are presented based on our belief that these non-GAAP measures are useful information to investors to evaluate how much it costs to add proved reserves. These calculations do not include the future development costs required for the development of proved undeveloped reserves and may not be comparable to similarly titled measurements used by other companies.

	Year Ended December 31,
	2020	2019
Costs incurred in oil and gas property acquisition, exploration and development activities (In thousands)
Exploration costs	$15,419	$20,270
Development costs	546,646	761,326
Exploration and development costs (A)	562,065	781,596
Property acquisition costs, unproved	5,821	6,072
Total costs incurred (B)	567,886	787,668
Extensions, discoveries and other additions (Bcfe) (C)	1,974	2,116
Revision of prior estimates (Bcfe) (D)	(347)	47
Drill-bit finding and development costs ($/Mcfe) (A)/(C)	0.28	0.37
Additions-only finding and development costs ($/Mcfe) (B)/(C)	$0.29	$0.37
All-sources finding and development costs ($/Mcfe) (B)/(C + D)	$0.35	$0.36

- 2021 Proxy Statement	76

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Cabot Oil & Gas Corporation

THREE MEMORIAL CITY PLAZA
840 Gessner Road, Suite 1400
Houston, Texas 77024
(281) 589-4600

www.cabotog.com

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Cabot Oil & Gas Corporation

ATTN: CORPORATE SECRETARY
840 GESSNER RD., SUITE 1400
HOUSTON, TX 77024

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 04/28/2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 04/28/2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of Directors

Nominees

01) Dorothy M. Ables
02) Rhys J. Best
03) Robert S. Boswell
04) Amanda M. Brock
05) Peter B. Delaney
06) Dan O. Dinges
07) W. Matt Ralls
08) Marcus A. Watts

The Board of Directors recommends you vote FOR proposals 2 and 3.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Form 10-K, Notice & Proxy Statement is/are available at www.proxyvote.com .

CABOT OIL & GAS CORPORATION
Annual Meeting of Stockholders
April 29, 2021 8:00 AM CDT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Scott C. Schroeder and Deidre L. Shearer, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of CABOT OIL & GAS CORPORATION that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 08:00 AM, CDT on April 29, 2021, at 840 Gessner Road, Suite 1400, Houston, TX 77024, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

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